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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒                              Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing party:
	(4)	Date Filed:

UNIVERSAL HEALTH SERVICES, INC.

April 9, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held on Wednesday, May 20, 2020, beginning at 10:00 a.m. Due to the unprecedented public health impact of the novel coronavirus (COVID-19) outbreak and to support the health and well-being of our communities, employees, stockholders and other stakeholders, this year’s Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will be able to attend and participate in the Annual Meeting by visiting www.meetingcenter.io/266493346, where you will be able to listen to the meeting live, submit questions, and vote. The annual meeting is being held for the following purposes:

(1)

the election of one director by the holders of Class A and Class C Common Stock (voting together as a single class) and the election of one director by the holders of Class B and Class D Common Stock (voting together as a single class);

(2)	to consider approval of the Company’s 2020 Omnibus Stock and Incentive Plan;
(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(4)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting online, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your Proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares online, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your questions relating to the Company.

Sincerely,

Alan B. Miller
Chairman and
Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2020

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 20, 2020 beginning at 10:00 a.m. The Annual Meeting will be held via live audio webcast available at www.meetingcenter.io/266493346 for the following purposes:

(1)

the election of one director by the holders of Class A and Class C Common Stock (voting together as a single class) and the election of one director by the holders of Class B and Class D Common Stock (voting together as a single class);

(2)	to consider approval of the Company’s 2020 Omnibus Stock and Incentive Plan;
(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(4)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on March 24, 2020.

This year, out of an abundance of caution, to proactively deal with the unprecedented health impact of coronavirus disease, also known as COVID-19, and to mitigate risks to the health and well-being or our communities, employees, stockholders and other stakeholders, we will hold the Annual Meeting in a virtual only format, which will be conducted via live audio webcast. Stockholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES ONLINE AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2020:

The Proxy Statement and Annual Report to Stockholders are available at

http://www.edocumentview.com/uhs.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 9, 2020

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?
A:

This Proxy Statement and enclosed forms of Proxy (first mailed to the holders of Class A and Class C Common Stock, and to the holders of Class B and Class D Common Stock who requested to receive printed Proxy Materials, on or about April 9, 2020) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other stockholders beginning on or about April 9, 2020. The Annual Meeting will be held on Wednesday, May 20, 2020, beginning at 10:00 a.m. The Annual Meeting will be accessible via live audiocast on the internet.  To participate at the Annual Meeting online, please visit www.meetingcenter.io/266493346 (password: UHS2020) and review the instructions under the Q&A entitled “How can I attend the online meeting?” below.  As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:     The Annual Meeting is being held for the following purposes (1) to have the holders of Class A and C Common Stock (voting together as a single class) elect one Class III director and to have the holders of Class B and D Common Stock (voting together as a single class) elect one Class III director, each such director to serve for a term of three years until the annual election of directors in 2023 or the election and qualification of his respective successor; (2) to have the holders of Class A and Class C Common Stock and the holders of Class B and Class D Common Stock (voting together as a single class) vote upon a proposal to approve the Company’s 2020 Omnibus Stock and Incentive Plan; (3) conduct an advisory (nonbinding) vote to approve named executive officer compensation; (4) the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and (5) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Why did holders of Class B and Class D Common Stock receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?
A:

In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Holders of Class B and Class D Common Stock will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to holders of Class B and Class D Common Stock that did not request printed copies of the Proxy Materials, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit http://www.edocumentview.com/uhs. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: Who may attend the Annual Meeting?
A:

Stockholders of record as of the close of business on March 24, 2020, or their duly appointed Proxies, may attend the meeting online at www.meetingcenter.io/266493346  (password: UHS2020) and review the Q&A entitled “How can I attend the online meeting?” below. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: How can I attend the online meeting?
A:

We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose as it relates to the current, ongoing COVID-19 coronavirus pandemic. Therefore, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by a live webcast.  No physical meeting will be held.

For registered stockholders:

If you were a stockholder as of the close of business on March 24, 2020 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website.  Registered stockholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/266493346 and entering the 15-digit control number that can be found on your Notice of Internet Availability of Proxy Materials or proxy card mailed with the proxy materials and the meeting password, UHS2020.

For beneficial owners:

If you were a stockholder as of the close of business on March 24, 2020 and hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register you will need to obtain a Legal Proxy from your bank, broker or other nominee.  Once you have received a Legal Proxy form from them, forward the email with your name and the Legal Proxy attached or send a separate email with your name and Legal Proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com.   Requests for registration must be received no later than 5:00 p.m., Eastern daylight time, on May 15, 2020. You will receive a confirmation email from Computershare of your registration. At the time of the meeting, go to www.meetingcenter.io/266493346 and enter your control number and the meeting password, UHS2020.  If you do not have your control number you may attend as a guest (non-stockholder) by going to www.meetingcenter.io/266493346 and entering the information requested on the following screen.  Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

6.	Q: Who is entitled to vote at the Annual Meeting?
A:

Only stockholders of record as of the close of business on March 24, 2020 are entitled to vote at the Annual Meeting. On that date, 6,577,100 shares of Class A Common Stock, par value $.01 per share, 661,688 shares of Class C Common Stock, par value $.01 per share, 78,351,105 shares of Class B Common Stock, par value $.01 per share, and 18,411 shares of Class D Common Stock, par value $.01 per share, were outstanding.

7.	Q: Who is soliciting my vote?
A:

The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit Proxies by telephone or other personal contact. We will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares. We have not engaged any third party to assist us in solicitation of proxies at the Annual Meeting, but we may decide to retain the services of a proxy solicitation firm in the future if we believe it is appropriate under the circumstances.

8.	Q: What items of business will be voted on at the Annual Meeting?
A:

The holders of Class A and C Common Stock (voting together as a single class) will elect one Class III director and the holders of Class B and Class D Common Stock (voting together as a single class) will elect one Class III director, each such director to serve for a term of three years until the annual election of directors in 2023 or the election and qualification of his respective successor. The holders of Class A, Class C, Class B and Class D Common Stock (voting together as a single class) will vote on the following matters: a proposal to approve the Company’s 2020 Omnibus Stock and Incentive Plan; an advisory (nonbinding) vote to approve named executive officer compensation; and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

9.	Q: How does the Board of Directors recommend that I vote?
A:

The Board of Directors recommends that holders of Class A and Class C Common Stock and Class B and Class D Common Stock vote shares “FOR” the election of the respective nominees to the Board of Directors (Proposal 1).

The Board of Directors recommends that holders of Class A, Class C, Class B, and Class D Common Stock vote shares “FOR” the approval of the Company’s 2020 Omnibus Stock and Incentive Plan (Proposal 2).

The Board of Directors recommends that holders of Class A, Class C, Class B, and Class D Common Stock vote shares “FOR” the advisory (nonbinding) vote to approve named executive officer compensation (Proposal 3).

The Board of Directors recommends that holders of Class A, Class C, Class B and Class D Common Stock vote shares “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4).

10.	Q: How will voting on any other business be conducted?
A:

Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

11.	Q: What is the difference between a “stockholder of record” and a “street name” holder?
A:

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

12.	Q: How do I vote my shares if I am a stockholder of record?
A:

A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed Proxy Materials, your enclosed Proxy card. If you received printed Proxy Materials, enclosed is a Proxy card for the shares of stock held by you on the record date. If you received printed Proxy Materials, you may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for director; “FOR” the approval of the Company’s 2020 Omnibus Stock and Incentive Plan; “FOR” the advisory (nonbinding) vote to approve named executive officer compensation; and “FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

13.	Q: How do I vote by telephone or electronically?
A:

Instead of submitting your vote by mail on the enclosed Proxy card (if you received printed Proxy Materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed Proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

14.	Q: How do I vote my shares if they are held in street name?
A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.
15.	Q: Can I change or revoke my vote?
A:

Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation by attending the meeting and voting online.

16.     Q:  How do I vote during the meeting?

A:     If you have not already voted your shares in advance as described above, provided you are a registered stockholder with a control number or a beneficial stockholder that has submitted a Legal Proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of or during the Annual Meeting by one of the methods described in the proxy materials.

17.     Q:  How do I ask questions during the meeting?

A:     If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/266493346, entering your control number and meeting password, UHS2020, and clicking on the message icon in the upper right-hand corner of the page.  To return to the main page, click the “i” icon at the top of the screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

18.	Q: What constitutes a “quorum”?
A:

The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy, constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

19.	Q: What are our voting rights with respect to the election of directors?
A:

Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

As of March 24, 2020, the shares of Class A and Class C Common Stock constituted 8.5% of the aggregate outstanding shares of our Common Stock, had the right to elect five members of the Board of Directors and constituted 87.9% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options) constituted 91.5% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 12.1% of our general voting power.

20.	Q: What are our voting rights with respect to matters other than the election of directors?
A:

As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C Common Stock, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require holders of Class C or Class D Common Stock to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

21.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?
A:

If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, each of the proposals other than the ratification of the selection of the Company’s independent registered public accounting firm is deemed to be a nonroutine matter with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

22.	Q: What is a “broker non-vote”?
A:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our Proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Under the New York Stock Exchange rules, each of the proposals other than the ratification of the selection of the Company’s independent registered public accounting firm is deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

23.	Q: What is the effect of a broker non-vote?
A:

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be considered present and entitled to vote on any matter for which a broker, bank or other nominee does not have authority. For the Annual Meeting, pursuant to the rules of the New York Stock Exchange, your broker, bank or other nominee will be permitted to vote for you without instruction only with respect to Proposal 4 regarding the ratification of PricewaterhouseCoopers LLP. A broker non-vote will not have any impact on the outcome of any other proposals.

24.	Q: What is the vote required to approve each proposal?
A:

Item of Business	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards	Broker Non-Votes

Item of Business	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards	Broker Non-Votes
Proposal 1: Election of Directors

One Class III director will be elected by the highest

number of affirmative votes of the shares of Class A and Class C Common Stock, voting together as a single class, present in person or represented by Proxy and entitled to vote.

One Class III director will be elected by the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting together as a single class, present in person or represented by Proxy and entitled to vote.

		No effect	Count as votes FOR	No effect on voting

Proposal 2: Approval of the Company’s 2020 Omnibus Stock and Incentive Plan

Affirmative “FOR” vote of the holders of a majority of the voting power of shares of Class A, B, C, and D Common Stock, present in person or represented by Proxy and entitled to vote, voting together as a single class.

		Count as votes AGAINST	Count as votes FOR	No effect on voting

Proposal 3: Advisory (nonbinding) Vote of Named Executive Officer Compensation

Affirmative “FOR” vote of the holders of a majority of the voting power of shares of Class A, B, C, and D Common Stock, present in person or represented by Proxy and entitled to vote, voting together as a single class.

		Count as votes AGAINST	Count as votes FOR	No effect on voting

Proposal 4: Ratification of Independent Registered Public Accounting Firm	Majority of the Class A, B, C and D Common Stock votes, present in person or represented by Proxy and entitled to vote.	Count as votes AGAINST	Count as votes FOR	Not applicable

25.	Q: Who will count the votes?
A:	The Secretary will count the Class A and Class C votes. Our transfer agent will count the Class B and Class D votes and serve as inspector of elections.
26.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2020 Annual Meeting?
A:

Any stockholder proposal intended to be included in the proxy materials for the 2020 Annual Meeting must be received by us no later than December 10, 2020. Such proposals should be sent in writing by courier or certified mail to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406. Any stockholder proposal must also be in proper form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

27.	Q: Can I receive more than one set of Annual Meeting materials?
A:

If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

28.	Q: How can I obtain additional information about the Company?
A:

Copies of our annual, quarterly and current reports we file with the Securities and Exchange Commission, or SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 24, 2020, the number of shares of our equity securities and the percentage of each class beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

	Title of Class
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)		Percentage of General Voting Power(3)
	Shares	%	Shares	%	Shares	%	Shares	%
Alan B. Miller	5,163,885(6)(17)(20)	78.5%	8,883,535(4)(11)(12)(18)(21)(23)	10.4%	661,688	100%	—	—	85.0%

Marc D. Miller	1,641,815(7)(15)(17)(22)	25.0%	2,686,872(4)(11)(14)(18)(19)	3.4%	—	—	—	—	2.6%

Elliot J. Sussman, M.D. The Villages Health 1149 Main Street The Villages, FL 32159	—	—	7,500(11)	(5)	—	—	—	—	(5)

Maria R. Singer 245 Park Avenue New York, NY 10167	—	—	—	(5)	—	—	—	—	(5)

Warren J. Nimetz Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, NY 10019	615,330(13)(16)(20)	—	794,256(4)(11)(14)	(5)	—	—	—	—	(5)

Lawrence S. Gibbs 48 Crescent Road Livingston, NJ 07039	—	—	31,299(11)	(5)	—	—	—	—	(5)

Eileen C. McDonnell The Penn Mutual Life Insurance Company 600 Dresher Road Horsham, PA 19044	—	—	18,487(11)	(5)	—	—	—	—	(5)

Steve G. Filton	—	—	440,238(11)	(5)	—	—	—	—	(5)

Marvin G. Pember	—	—	97,129(11)	(5)	—	—	—	—	(5)

Matthew J. Peterson	—	—	23	(5)	—	—	—	—	(5)

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	—	—	4,668,058(8)	6.0%	—	—	—	—	(5)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	—	—	6,335,484(9)	8.1%	—	—	—	—	(5)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	—	—	9,163,943(10)	11.7%	—	—	—	—	1.4%

All directors & executive officers as a group (10 persons)	6,574,600	99.96%	11,556,483	12.6%	661,688	100.0%	—	—	88.3%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.
(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.
(3)

As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.
(5)	Less than 1% of the class of stock or general voting power.
(6)	Includes 400,000 shares of Class A Common Stock that are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.
(7)

Includes 337,321 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Nimetz are trustees; and 532,194 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC. Mr. Nimetz disclaims beneficial interest in all shares held by the 2002 Trusts and the A. Miller Family LLC.  Marc D. Miller disclaims beneficial interest in the shares held by the 2002 Trusts and the A Miller Family LLC other than those of which Marc Miller is the beneficiary

(8)

These securities are held by Wellington Management Group, LLP and various of its affiliates. Wellington Management Group LLP or its affiliates has shared power to vote or direct the vote of 4,359,614 shares of our Class B Common Stock and shared power to dispose or to direct the disposition of 4,668,058 shares of our Class B Common Stock. Information is based on Amendment No. 15 to Schedule 13G dated February 14, 2020.

(9)

These securities are held by Blackrock, Inc. and its subsidiaries. Blackrock, Inc. has sole power to vote with respect to 5,580,260 shares of our Class B Common Stock and sole power to dispose or to direct the disposition of 6,335,484 shares of our Class B Common Stock. Information is based on Amendment No. 11 to Schedule 13G dated February 5, 2020.
(10)

These securities are held by The Vanguard Group and its subsidiaries. Vanguard Group has sole power to vote with respect to 118,698 shares and shared power to vote or direct the vote with respect to 32,196 shares of our Class B Common Stock and shared power to dispose with respect to 141,164 shares and sole power to dispose or to direct the disposition of 9,163,943 shares of our Class B Common Stock. Information is based on Amendment No. 7 to Schedule 13G dated February 10, 2020.

(11)

Includes 1,992,250 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 24, 2020 as follows: Elliot J. Sussman, M.D. (7,500); Alan B. Miller (1,475,000); Marc D. Miller (222,250); Lawrence S. Gibbs (30,000); Eileen C. McDonnell (11,250); Steve G. Filton (175,000); Warren Nimetz (7,500); and Marvin G. Pember (63,750).

(12)

Includes 32,997 restricted shares awarded during 2017, 2018, 2019 and 2020, net of vestings, pursuant to our 2010 Employees’ Restricted Stock Purchase Plan for Alan B. Miller. These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the applicable restricted stock agreements.

(13)

Does not include: (i) 337,321 shares of Class A Common Stock which are held by the 2002 Trusts of which Mr. Nimetz is a trustee; (ii) 532,194 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts. Mr. Nimetz disclaims any beneficial interest in the shares; and (iii) 184,500 shares of Class A Common Stock which are held by three sub-trusts (the “2017 Sub-Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Nimetz are trustees.

(14)

Includes 171,426 shares held by the three 2011 Family Trusts for the benefit of Alan B. Miller’s three children. Warren Nimetz and Marc D. Miller are both Trustees. Marc D. Miller has sole voting power with respect to these shares. Mr. Nimetz disclaims beneficial ownership of all shares and Marc D. Miller disclaims beneficial ownership of the shares held by the Trust for the benefit of Abby Miller King (55,763) and the Trust for the benefit of Marni Spencer (55,763).

(15)

Includes 237,800 shares held by the 2012 Family Trust for the benefit of Abby Miller King and Marni Spencer. Warren Nimetz and Marc D. Miller are both Trustees. Marc D. Miller has sole voting power with respect to these shares. Mr. Nimetz and Marc D. Miller disclaim beneficial ownership of these shares. Includes 118,900 shares held by the 2012 Family Trust for the benefit of Marc D. Miller.  Mr. Nimetz has sole voting power with respect to these shares. Mr. Nimetz disclaims beneficial ownership of all these shares.

(16)

Includes 356,700 shares held by the 2012 Family Trust for the benefit of Alan B. Miller’s three children. Warren Nimetz is the sole Trustee of the 2002 Trust for the benefit of Marc D. Miller (which holds 118,900 shares) and Mr. Nimetz has sole voting power with respect to Marc D. Miller’s shares. Mr. Nimetz and Marc D. Miller are both Trustees of the Trusts for the benefit of Abby Miller King and Marni Spencer which each hold 118,900 shares. Marc D. Miller has sole voting power with respect to these shares. Mr. Nimetz and Marc D. Miller disclaim beneficial ownership of these shares.

(17)

Includes 350,000 shares held by three separate limited liability companies 100% of the interests of which are held by the three 2018  Grantor Retained Annuity Trusts, the three 2019 Grantor Retained Annuity Trusts, Alan B. Miller, and the three 2002 Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

Marc D. Miller disclaims beneficial ownership of the shares held by the 2002 Trust for the benefit of Abby Miller King (100,000) and the shares held by the 2002 Trust for the benefit of Marni Spencer (100,000).

(18)

Includes 400,000 shares held by the three separate limited liability companies 100% of the interests of which are held by the three 2018 Grantor Retained Annuity Trusts, the three 2019 Grantor Retained Annuity Trusts, Alan B. Miller, and the three 2002 Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares. Marc D. Miller disclaims beneficial ownership of the shares held by the 2002 Trust for the benefit of Abby Miller King (100,000) and the shares held by the 2002 Trust for the benefit of Marni Spencer (100,000).

(19)

Includes 110,172 shares held by the three 2002 Trusts for the benefit of Alan B. Miller’s three children. Warren Nimetz is a Trustee and disclaims beneficial ownership of these shares. Marc D. Miller has sole voting power with respect to these shares and Marc D. Miller disclaims beneficial ownership interest of the shares held by the 2002 Trust for the benefit of Abby Miller King (22,815) and the shares held by the 2002 Trust for the benefit of Marni Spencer (43,247).

(20)

Includes 258,630 shares held by The Alan B. Miller 2002 Trust. Warren Nimetz is the Trustee of the Trust and has sole voting power with respect to these shares. Mr. Nimetz disclaims any beneficial interest in the shares.

(21)	Excludes 9,810 shares in The Alan and Jill Miller Foundation.

(22)   Includes 184,500 shares of Class A Common Stock which are held by three sub-trusts (the “2017 Sub-Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller and Mr. Nimetz are trustees. Marc D. Miller has sole voting power with respect to these shares. Marc D. Miller disclaims beneficial ownership interest of shares held by the 2017 Sub-Trust for the benefit of descendants of Abby Miller King (61,500) and shares held by the 2017 Sub-Trust for the benefit of descendants of Marni Spencer (61,500). Mr. Nimetz disclaims beneficial ownership of all these shares.

(23) Includes 500,000 shares held by the three 2020 Grantor Retained Annuity Trusts.  Alan B. Miller has sole dispositive power and sole voting power with respect to these shares.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2019, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1.)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2.)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (3.)
Equity compensation plans approved by security holders	8,133,176	$124.52	5,161,746
Total	8,133,176	$124.52	5,161,746

(1.)	Shares of Class B Common Stock.
(2.)

As of March 24, 2020, there were 9,770,374 options outstanding with a weighted-average exercise price of $110.78 and weighted average remaining term of 3.31 years.  In addition, there were 320,030 full-value shares outstanding as of March 24, 2020.

(3.)

As of March 24, 2020, the Company’s Stock Incentive Plan had 2,374,814 shares remaining for future issuance, and the Restricted Stock Purchase Plan had 98,949 shares remaining for future issuance, for a total of 2,473,763 shares.

Upon approval of The 2020 Omnibus Stock and Incentive Plan, as discussed in Proposal No. 2, no additional awards will be granted under the Stock Incentive Plan or the Restricted Stock Purchase Plan, and reserves for shares remaining for future issuance pursuant to each plan will be cancelled at that time. If our stockholders do not approve The 2020 Omnibus Stock and Incentive Plan, the Stock Incentive Plan and the Restricted Stock Plan will remain in effect in their current form.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently comprised of seven members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, directors will be elected as Class III directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock (voting together as a single class) are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in Class II and one in Class III, and the holders of Class A and Class C Common Stock (voting together as a single class) are entitled to elect the remaining five directors, three in Class I, one in Class II, and one in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the current Class III directors, Messrs. Alan B. Miller and Lawrence S. Gibbs, expire at the 2020 Annual Meeting. Mr. Miller has been nominated to be elected by the holders of Class A and C Common Stock and Mr. Gibbs has been nominated to be elected by the holders of Class B and D Common Stock. We have no reason to believe that any of the nominees will be unavailable for election; however, if either nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since

Alan B. Miller	III	A Common C Common	82	Our Chairman of the Board and Chief Executive Officer since 1978 and previously served as President until May 2009. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Chairman of the Board of Trustees, Chief Executive Officer and President of Universal Health Realty Income Trust. Father of Marc D. Miller, a Director and President.	1978

Lawrence S. Gibbs	III	B Common D Common	48	Product Manager at AIG, artificial intelligence platform, since September 2019. Previously served in various portfolio manager and chief investment officer roles including chief investment officer at Erdos Capital and portfolio manager at JP Morgan Chase Bank NA.	2011

DIRECTORS WHOSE TERMS EXPIRE IN 2021

Elliot J Sussman, M.D.	I	A Common C Common	68	Chairman of the Villages Health. Former President and Chief Executive Officer of Leigh Valley Hospital and Health Network from 1993 to 2010. Currently, a member of the Board of Directors of Yale New Haven Health System since 2011.	2018

Marc D. Miller	I	A Common C Common	49	Appointed as our President in May 2009. Previously served as Senior Vice President and Co-Head of our Acute Care Division since 2007 and served as a Vice President since 2004. Also served in various roles in our Acute Care Division since 2003, and served in other management positions at various hospitals from 1999 to 2003. Currently serves as a member of the Board of Trustees of Universal Health Realty Income Trust and as a member of the Board of Directors of Premier, Inc. Son of Alan B. Miller, our Chief Executive Officer and Chairman of the Board.	2006

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
Eileen C. McDonnell	I	A Common C Common	57

Ms. McDonnell currently serves as Chairman and Chief Executive Officer of The Penn Mutual Life Insurance Company since her appointment in February 2011. Ms. McDonnell joined Penn Mutual in 2008 and previously served as President of the company. She was also appointed to The Penn Mutual Board of Trustees in 2010. Ms. McDonnell also serves on the Board of Janney Montgomery Scott LLC, a wholly owned subsidiary of Penn Mutual. Ms. McDonnell also serves as a Director of the Insurance Federation of Pennsylvania, serves on the Corporate Council of Children’s Hospital of Philadelphia, and is a national advisor to Vision 2020, an initiative of Drexel University College of Medicine Institute for Women’s Health and Leadership.

					2013

DIRECTORS WHOSE TERMS EXPIRE IN 2022

Warren J. Nimetz	II	A Common C Common	63	Mr. Nimetz is a Partner at the law firm of Norton Rose Fulbright and has been an attorney since 1979. We utilized during the year ended December 31, 2018, and currently utilize, the services of Norton Rose Fulbright as outside counsel.	2018

Maria R. Singer	II	B Common D Common	46	Maria R. Singer was elected to our Board of Directors in March 2020. She is Chief Operating Officer, Corporate Finance at Houlihan Lokey. She previously served as Managing Director and COO of Blackstone Advisory Partners from 2008-2015. She served in various roles at Lehman Brothers, Inc. from 2002-2008, including Senior Vice President, Office of the Chairman and Senior Vice President, Debt Capital Markets.	2020

See the “Corporate Governance” section for additional information about our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF THE 2020 OMNIBUS STOCK AND INCENTIVE PLAN

Summary of 2020 Stock Incentive Plan

In March 2020, upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, the 2020 Omnibus Stock and Incentive Plan for Universal Health Services, Inc., which we refer to as the “2020 Stock Incentive Plan,” and has directed that it be submitted for the approval of our stockholders.  The 2020 Stock Incentive Plan will become effective on the date it is approved by our stockholders.  Upon approval of the 2020 Stock Incentive Plan, no additional awards will be granted under the Third Amended and Restated 2005 Stock Incentive Plan (“2005 Plan) or the 2010 Employees’ Restricted Stock Purchase Plan (“2010 Plan”), and reserves for shares remaining for future issuance pursuant to each plan will be cancelled at that time. If our stockholders do not approve the 2020 Stock Incentive Plan, the 2005 Plan and the 2010 Plan will remain in effect in their current form. The material features of the 2020 Stock Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2020 Stock Incentive Plan, which is attached to this proxy statement as Exhibit A.

On March 24, 2020, the closing price of a share of Class B Common Stock, which we refer to as the “common stock,” as reported on the New York Stock Exchange, was $78.16 per share.

Historical Annual Share Usage

While equity-based awards are an important component of our long-term incentive compensation plan, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards to minimize stockholder dilution.  Stockholder approval of the 2020 Stock Incentive Plan will enable us to continue to effectively incentivize our employees and directors while maintaining reasonable burn rates. Upon approval of the 2020 Stock Incentive Plan, no additional awards will be granted under the 2005 Plan or the 2010 Plan.

The following table includes information regarding all outstanding equity awards (i.e., awards under the 2005 Plan and the 2010 Plan, awards under any predecessor plans and inducement/make-whole awards granted on a non-plan basis) and shares available for future awards under the 2005 Plan and the 2010 Plan as of the record date of the Annual Meeting (and without giving effect to the 2020 Stock Incentive Plan under this Proposal No. 2):

Total shares underlying outstanding options and warrants	9,770,374
Weighted average exercise price of outstanding options and warrants	$110.78
Weighted average remaining contractual life of outstanding options and warrants	3.3 years
Total shares subject to outstanding , unvested full-value awards	320,030
Total shares currently available for option grants	2,374,814
Total shares currently available for full-value award grants	98,949

The following table sets forth information regarding historical awards granted for the 2017-2019 period and the corresponding burn rate, which is defined as the number of shares subject to options and time-based restricted stock granted each year divided by the weighted-average number of shares of common stock outstanding for that year.

Year	Options Granted (in thousands) (1.)	Time-Based Restricted Stock Granted (in thousands) (2.)	Weighted Average Common Shares Outstanding (in thousands) (3.)	Burn Rate (Options)	Burn Rate (Time-Based Restricted Stock)
2019	2,460	145	88,762	2.77%	0.16%
2018	2,568	148	93,276	2.75%	0.16%
2017	3,062	24	95,652	3.20%	0.03%
3-Year Average				2.91%	0.12%

(1) (2)

Reflects total number of options granted during the fiscal year and does not exclude any cancelled or forfeited awards.

Reflects total number of restricted shares subject to equity awards granted during the fiscal year and does not exclude any cancelled or forfeited awards.

(3)	Reflects the weighted average shares outstanding used in computing basic and diluted earnings per share.

Key Features of the Plan

The 2020 Stock Incentive Plan includes the following key features that are designed to serve our stockholders’ interests, including the following:

•	No Evergreen Share Increases. There is no annual increase in the number of shares available for issuance under the 2020 Stock Incentive Plan.
•

Share Counting Method.  For purposes of determining the remaining number of shares subject to the 2020 Stock Incentive Plan, each share underlying a stock option or SAR shall be counted as one (1) share, while all other awards shall be counted as four (4) shares against the maximum number of shares issuable under the 2020 Stock Incentive Plan.

•

No Liberal Share Recycling of Stock Options or SARs.  The 2020 Stock Incentive Plan does not allow, with respect to stock options and SARs, the reuse of shares withheld or delivered to satisfy the exercise price or tax obligations.

•	Minimum Vesting Requirement. A one-year minimum vesting requirement, subject to a carve-out for 5% of the share reserve.
•	Vesting Required for Payment of Dividends. Dividends and dividend equivalents will only be paid or settled on shares that ultimately vest.
•	No Discounted Stock Options or SARs. Granting of discounted stock options or SARs is prohibited.
•	No Repricing. Repricing of outstanding stock options or SARs and repurchases of “underwater” stock options or SARs is prohibited without stockholder approval.
•	No Transfers for Value. No awards may be transferred for value or consideration.

General

Purpose

The purpose of the 2020 Stock Incentive Plan is to advance the interests of the Company and increase stockholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, directors, and consultants upon whose efforts and judgment its success is largely dependent.

Eligibility

Awards may be granted pursuant to the 2020 Stock Incentive Plan to any of our present or future employees, consultants and outside directors.  Actual selection of any eligible individual to receive an award pursuant to the 2020 Stock Incentive Plan is within the sole discretion of the Compensation Committee or its authorized delegate (where applicable, references herein to the Compensation Committee are inclusive of its authorized delegate).  “Incentive stock options” may be granted only to employees, and all other awards may be granted to either employees, consultants or outside directors.

Types of Awards

The 2020 Stock Incentive Plan authorizes the granting of “incentive stock options” and “non-qualified stock options” to purchase shares of our common stock. The maximum number of shares of common stock available for issuance pursuant to incentive stock options granted under the 2020 Stock Incentive Plan is the same as the number of shares of common stock available for issuance under the 2020 Stock Incentive Plan.  In accordance with the rules under the Internal Revenue Code of 1986, as amended, for incentive stock options, the 2020 Stock Incentive Plan provides that incentive stock options granted to any particular employee may not “vest” for more than $100,000 in fair market value of the common stock (measured on the grant date) in any calendar year. If incentive stock options granted to a participant would vest for more than $100,000 in any calendar year, then such incentive stock options will, to such extent, be treated as non-statutory stock options. Unless the context otherwise requires, the term “options” includes both incentive stock options and non-qualified stock options.

The 2020 Stock Incentive Plan also authorizes awards of restricted stock.  A restricted stock award is the grant of shares of our common stock that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met.  The vesting and number of shares of a restricted stock award may be determined by the Compensation Committee.  Except as otherwise provided in the agreement granting the restricted stock award, the recipient of restricted stock will have all of the rights of a stockholder, including with respect to voting rights, other than the right to receive dividends on unvested restricted stock (although the agreement granting the restricted stock award may allow for the accrual of dividend equivalents on unvested restricted stock).

The 2020 Stock Incentive Plan also authorizes the granting of stock appreciation rights, or SARs.  A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the grant price of the SAR (which grant price may not be less than the fair market value of a share of our common stock on the date of grant of the SAR).  SARs may be granted under the 2020 Stock Incentive Plan in tandem with other awards.

The 2020 Stock Incentive Plan also authorizes awards of restricted stock units that, that once vested (based on the criteria the Compensation Committee establishes, which may be based on the passage of time or the attainment of performance-based conditions), may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock (or a combination of stock and cash) earned in respect of the number of units earned.

The 2020 Stock Incentive Plan also authorizes awards of restricted stock units and awards intended to be performance-based awards that are payable in stock, cash, or a combination of stock and cash.  Any performance-based awards granted will vest upon the achievement of performance objectives.  The Compensation Committee will establish the performance measure as well as the length of the performance period.

Administration

The 2020 Stock Incentive Plan is administered by the Compensation Committee (or by the Board of Directors to the extent reserved or determined by the Board of Directors).  The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2020 Stock Incentive Plan.  All decisions and acts of the Compensation Committee shall be final and binding on all participants under the 2020 Stock Incentive Plan.

The Compensation Committee will have the full power and authority under the 2020 Stock Incentive Plan to:

•	Designate participants to receive awards;
•	Determine the type or types of awards to be granted to each participant;
•	Determine the number of awards to be granted and the number of shares to which an award will relate;
•

Determine the terms and conditions of any award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;

•

Determine whether, to what extent, and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, shares, other awards, or other property, or an award may be canceled, forfeited, or surrendered;

•	Prescribe the form of each award agreement, which need not be identical for each participant;
•	Decide all other matters that must be determined in connection with an award;
•	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2020 Stock Incentive Plan;
•

Suspend or terminate the 2020 Stock Incentive Plan at any time provided that such suspension or termination does not impair rights and obligations under any outstanding award without written consent of the affected participant;

•	Interpret the terms of, and any matter arising pursuant to, the 2020 Stock Incentive Plan or any award agreement thereunder; and
•

Make all other decisions and determinations that may be required pursuant to the 2020 Stock Incentive Plan or as the Compensation Committee deems necessary or advisable to administer the 2020 Stock Incentive Plan.

Authorized Shares and Share Counting Method

A total of 6,100,000 shares of our common stock (subject to adjustment as discussed below) may be issued under the 2020 Stock Incentive Plan.  Authorized shares are counted and subject to adjustments, as described below:

•	Shares that are subject to stock options and SARs shall be counted as one share for every one share subject to stock options and SARs.
•

Shares that are subject to restricted stock awards, restricted stock unit awards, performance shares and other share-based awards shall be counted as four shares for every one share subject to such awards.

•

The following shares shall not be added to the number of shares authorized: shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation related to any award; shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR; and shares repurchased by us on the open market with the cash proceeds of the exercise price from stock options.

•

To the extent that any share-based award under the 2020 Stock Incentive Plan terminates, expires, is cancelled or is paid in cash, the available shares subject to such award shall remain available shares; shares will be added back as one share if they were subject to a stock option or a SAR and as four shares if they were subject to a restricted stock award, restricted stock unit award, performance share or other share-based award.

•	Substitute awards issued in connection with acquiring other companies shall neither increase nor decrease the shares authorized under the 2020 Stock Incentive Plan.

Granting of Awards

The Compensation Committee may from time to time grant awards in its discretion.  In granting awards, the Compensation Committee may take into consideration the contribution the eligible person has made or may be reasonably expected to make to our success and such other factors as the Compensation Committee determines.  The number of discretionary grants to be made under the 2020 Stock Incentive Plan in the future to our directors and executive officers, including our named executive officers, and the dollar values of such grants, are not determinable.

Exercise Price of Options and Grant Price of SARs

The exercise price of options granted under the 2020 Stock Incentive Plan shall be any price determined by the Compensation Committee, but may not be less than the fair market value of our common stock on the date of grant.  The exercise price of incentive stock options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock.

The grant price of SARs granted under the 2020 Stock Incentive Plan shall be determined by the Compensation Committee, and may not be less than the fair market value of our common stock on the date of grant.

Price of Restricted Stock

The price, if any, to be paid by a recipient for restricted stock awarded under the 2020 Stock Incentive Plan shall be determined by the Compensation Committee.  As a condition to the grant of a restricted stock award, if required by applicable law, the Compensation Committee will require the person receiving the award to pay to us an amount equal to the par value of the restricted stock granted under the award.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an option shall be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, by personal check, by delivery of shares of our common stock if expressly permitted by the terms of the option (including withholding of shares otherwise deliverable upon exercise of the option by “net exercise” or otherwise), by promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended, other property acceptable to the Committee, or by a combination of the foregoing.  If the exercise price is paid in whole or in part with shares of our common stock, the value of the shares surrendered shall be their fair market value on the date surrendered.

Restrictions on Transfer of Awards

No award granted under the 2020 Stock Incentive Plan is transferable otherwise than by will or by the laws of descent and distribution.  However, the Committee by express provision in the award or an amendment thereto may permit awards to be transferred (without consideration) to, exercised by and paid to certain persons or entities related to the participant, including, but not limited to, members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Compensation Committee, pursuant to such conditions and procedures as the Compensation Committee may establish.

During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of restricted stock until the shares have vested.  Stock certificates representing the restricted stock shall be held by us bearing a legend to restrict transfer of the certificate until the restricted stock has vested.  At the time the restricted stock vests, a certificate for the vested shares will be delivered to the participant and, if the award agreement so provides, dividend equivalents accrued on the restricted stock from the date of grant.

Exercisability of Options and SARs

Each option and SAR shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the option or the SAR, as applicable, to the extent not inconsistent with the express provisions of the 2020 Stock Incentive Plan.  In addition, in the case of the grant of an option to an officer, the Compensation Committee may provide that no shares acquired on the exercise of such option shall be transferable during such six month period following the date of grant of such option.

The Compensation Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable option or SAR may be exercised or a restriction will lapse.

Vesting of Restricted Stock and Restricted Stock Units

In granting restricted stock and restricted stock unit awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which such awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which restricted stock and restricted stock units may vest or otherwise waive or amend any conditions in respect of a grant of restricted stock or restricted stock units.

Dividends and Dividend Equivalents

The Compensation Committee may provide that any award (other than options and SARs) shall earn dividends or dividend equivalents (payable in cash or additional shares, or a combination of cash and shares).  Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any award that is subject to the achievement of performance criteria (including time-based vesting conditions), unless and until the relevant performance criteria have been satisfied. Generally, holders of restricted stock and restricted stock units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.  No dividends or dividend equivalents will be paid on options or SARs.

Minimum Vesting Requirement

A one-year minimum vesting requirement will generally apply to all awards, except for a limited carve-out with respect to awards for up to 5% of the total number of shares that are available for new awards as of the effective date of the 2020 Stock Incentive Plan. In addition, the one-year minimum vesting requirement does not apply to awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs at least 50 weeks after the prior year’s annual meeting.

Terms of Performance Awards

The Compensation Committee may grant performance awards to any person who is eligible to receive an award pursuant to the 2020 Stock Incentive Plan which are conditioned on the satisfaction of performance objectives, including those comprising one or more of the performance measures under a performance-based award, as the Compensation Committee, in its sole discretion, may select.

Performance-based awards, in the sole discretion of the Compensation Committee, may be made in the form of:

•

Shares or unit equivalents to shares of our common stock (including, without limitation, shares of restricted stock subject to restrictions that will lapse on the basis of the satisfaction of the selected performance measure(s));

•	cash; or
•	a combination of shares of our common stock and cash.

The Compensation Committee shall establish the performance measures which will be required to be satisfied during the performance period in order to earn the amounts specified in a performance-based award, as well as the duration of any performance period, each of which may differ with respect to each covered person, or with respect to separate performance-based awards issued to the same covered person.  The performance measures may be one or more (or a combination) of the following:

•	pre-tax income, after-tax income or adjusted net income;
•	earnings per share (basic or diluted), adjusted earnings per share (basic or diluted);
•

earnings, including one or more of operating income, earnings before or after interest, depreciation, amortization, rent (or restructuring) costs, adjusted EBITDA, adjusted EBITDAR, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•	operating profit;
•	revenue, revenue growth or rate of revenue growth;
•	return on assets (gross or net), return on investment, return on capital, or return on equity;
•	operating expenses;
•	total stockholder return or stock price appreciation;
•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), or net cash provided by operations;
•	implementation or completion of critical projects or processes;

•	acquisition financing;
•	cumulative earnings per share growth;
•	operating margin or profit margin;
•	containment of our expenses;
•	expense targets, reductions and savings, productivity and efficiencies;
•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, employee satisfaction, resident satisfaction, human resources management, supervision of litigation and/or information technology goals, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons;

•

personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;

•	any combination of, or a specified increase or decrease in, any of the foregoing; and
•

any other criteria as determined by the Committee in its sole discretion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index.

Expiration of Options

The expiration date of an option will be determined by the Compensation Committee at the time of the grant. However, unless the terms of the option expressly provide for a different date of termination, the unexercised portion of the option shall automatically and without notice terminate and become null and void on the earlier of:

•	the date that holder ceases to be employed by or provide services to us, if such cessation is for “Cause,” as defined in the 2020 Stock Incentive Plan;
•	three months following the date on which the holder ceases to be employed by or provide services to us for any reason other than because of the holder’s death or disability or for Cause;
•	the first anniversary of the date on which the holder ceased to be employed by or provide services to us by reason of the holder’s death or disability; or
•	the tenth anniversary of the date of grant.

Change in Control

In the event of the occurrence of a “change in control” as defined in the 2020 Stock Incentive Plan, outstanding awards may be assumed by, or converted into an award with respect to shares of common stock of, the successor or acquiring company.  If an outstanding award is not assumed by the successor or acquiring company, then the award (to the extent not exercised and whether or not otherwise vested) will be cancelled immediately prior to the change in control in exchange for the right to receive the product of (a) the number of shares still covered by the outstanding award multiplied by (b) the excess, if any, of the per share consideration received by our stockholders over the exercise or base price specified in the award.  If the per share transaction value is not greater than the exercise or base price under the award, then the award will be cancelled for no consideration. The Board of Directors may accelerate the vesting of an outstanding award in connection with a change in control, whether or not the vesting requirements set forth in the applicable award agreement have been satisfied and whether or not the award is otherwise assumed or substituted by the successor company.

Prohibition on Repricing

Repricing of outstanding stock options or SARs and repurchases of “underwater” stock options or SARs is prohibited without stockholder approval.

Clawback / Recovery

All Awards granted under the 2020 Stock Incentive Plan will be subject to recoupment in accordance with the Company’s recoupment policy.  In addition, the Compensation Committee may impose such other clawback, recovery or recoupment provisions on an award as the Compensation Committee determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause (as determined by the Compensation Committee).

Expiration of the 2020 Stock Incentive Plan

Assuming the 2020 Stock Incentive Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board of Directors, the 2020 Stock Incentive Plan will terminate on May 20, 2030.

Adjustments

The 2020 Stock Incentive Plan provides for adjustments to (a) the aggregate number and kind of shares that may be issued, (b) the terms and conditions of any outstanding awards (including, any applicable performance targets or criteria with respect thereto), and (c) the grant or exercise price per share for outstanding awards, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the price of the shares other than an equity restructuring.

Amendments

The Compensation Committee (with the approval of the Board of Directors) may amend or modify the 2020 Stock Incentive Plan at any time, provided that no amendment may, without the approval of our stockholders:

•	increase the number of shares available for issuance under the 2020 Stock Incentive Plan; or

•	permit the Compensation Committee to extend the exercise period for an option beyond 10 years from the date of grant.

Notwithstanding any provision in the 2020 Stock Incentive Plan to the contrary, absent approval of the stockholders of the Company, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date of grant and, except as otherwise permitted in the 2020 Stock Incentive Plan, (a) no option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an option or SAR having a higher per share exercise price and (b) no option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of a share.

In addition, in general no amendment shall adversely affect in any material way any award previously granted pursuant to the 2020 Stock Incentive Plan without the prior written consent of the participant; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant.

Federal Income Tax Consequences

Grants of Options

Under current tax laws, the grant of an option will not be a taxable event to the recipient and we will not be entitled to a deduction with respect to such grant.

Exercise of Incentive Stock Options and Subsequent Sale of Stock

An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option if the optionee was our employee at all times from the date the option was granted to the day three months (or, in the case of an employee who is disabled within the meaning of Code Section 22(e)(3), one year) before the date of such exercise.  However, the excess of the fair market value of the shares acquired at the time of exercise over the option exercise price will be includable in the employee's “alternative minimum taxable income” and may therefore be subject to the “alternative minimum tax” imposed on such income.  If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term taxable capital gain or loss.  If there is an earlier disposition, the optionee will recognize ordinary taxable income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized.  Any taxable gain recognized on the disposition of the shares in excess of the amount thus taxable as ordinary income will be treated as capital gain, long-term or short-term depending on whether the shares have been held for more than one year.  Upon such a disqualifying disposition, we will be entitled to a deduction at the same time and in an amount equal to the ordinary taxable income recognized by the optionee, subject to the limitations of Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”).

If an optionee is not our employee at all times from the date the option was granted to the day three months (or, in the case of an employee who is disabled within the meaning of Code Section 22(e)(3), one year) before the date on which an incentive stock option is exercised, the optionee will recognize ordinary taxable income at the time of exercise equal to the excess of the then fair market value of the shares of our common stock received over the exercise price.  The taxable income recognized upon exercise of the option will be treated as compensation income subject to withholding and, subject to the limitations of Code Section 162(m), we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise.  When shares of our common stock received upon the exercise of a the option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

Exercise of Non-qualified Options and Subsequent Sale of Stock

Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of our common stock received over the exercise price.  The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and, subject to the limitations of Code Section 162(m), we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise.  When shares of our common stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.  Special tax rules apply when all or a portion of the exercise price of a non-qualified stock option is paid by the delivery of already owned shares.

Restricted Stock

Except as noted below, a recipient of restricted stock normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions.  Upon such termination, the holder will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

However, a holder of restricted stock may elect under Code Section 83(b) (within 30 days following receipt of the stock) to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to their fair market value at the time received, determined without regard to the restrictions.  In this event, we will be entitled to a deduction in such year in the same amount, subject to the limitations of Code Section 162(m), and any gain or loss recognized by the holder upon subsequent disposition of the shares will be capital gain or loss.  If the shares are forfeited pursuant to the restrictions, no deduction will be allowed in respect of the amount previously includable in taxable income because of the election.

The tax basis of restricted stock will be equal to its fair market value at the time the restrictions terminate, and its holding period will begin at that time, except that, if an election is made under Code Section 83(b), then the holding period of the restricted stock will begin at the time received and its tax basis will be equal to its fair market value at that time, determined without regard to the restrictions.  Notwithstanding an election under Code Section 83(b), dividends and/or dividend equivalents, and any interest thereon, on restricted stock for which the election has been made will not be includable in the holder's taxable income until paid to the holder.

Stock Appreciation Rights (SARs)

The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee.  Upon the exercise of either a tandem SAR or a freestanding SAR, the grantee will recognize ordinary taxable income in an amount equal to any cash received and the fair market value on the exercise date of any shares received.  We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

The grant of stock appreciation rights with respect to a previously granted incentive stock option may constitute a “modification” of the related option.  In this event, the option will be treated as having been granted at the time the stock appreciation rights were granted, with the result that the option could not qualify as an incentive stock option if the market price of the stock at that time were greater than the option price.

Restricted Stock Units

The grant of a restricted stock unit will not result in any immediate tax consequences to us or the recipient.  When a restricted stock unit is paid out, the recipient will recognize ordinary taxable income in an amount equal to the fair market value of the shares received at that time.  We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Performance Shares and Performance Units

The grant of a performance share or a performance unit will not result in any immediate tax consequences to us or the recipient.  When a performance share or a performance unit is paid out, the recipient will recognize ordinary taxable income in an amount equal to any cash and the fair market value of any shares received at that time.  We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Payouts of Performance Compensation Awards

The designation of an award of restricted stock or the grant of a restricted stock unit, performance share, or performance unit as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant.  In the past, such a designation had generally been intended to enable an award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Code Section 162(m).  However, legislation enacted in 2017 generally eliminated the exception to the $1 million deduction limit for performance-based compensation paid to covered executive officers for tax years beginning after December 31, 2017.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid.  In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Code Section 162(m).

Section 409A of the Internal Revenue Code

If an award is subject to Section 409A of the Internal Revenue Code (which relates to nonqualified deferred compensation arrangements) (“Code Section 409A”), and if the requirements of Code Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties to the participants.  It is anticipated that all awards made in compliance with the terms of the 2020 Stock Incentive Plan will be exempt from the application of Code Section 409A or will comply with the requirements of Code Section 409A in order to avoid such early taxation and additional taxes and penalties.

The foregoing does not purport to be a complete description of the federal income tax aspects of the benefits under the 2020 Stock Incentive Plan and does not consider the effect of any state or foreign laws, or potential changes to the applicable tax laws.  Employees should consult their tax advisors on any questions they may have.

New Plan Benefits

Awards under the 2020 Stock Incentive Plan are made by the Compensation Committee in its sole discretion and therefore cannot be determined in advance.

Vote Required for Approval

Approval of this Proposal requires a number of votes “FOR” the proposal that at least a majority of the voting power of shares of our Class A, Class B, Class C and Class D common stock, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class.  Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2020 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis below, the compensation tables below, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the Class A, B, C and D Common Stock votes present in person or represented by proxy and entitled to vote on the matter is required for the approval of this proposal.

If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.

Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The “say-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected, and as a matter of good corporate governance, is requesting the ratification by the stockholders of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending December 31, 2020. PricewaterhouseCoopers LLP has served as our independent registered public accountants since 2007. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its stockholders.

PricewaterhouseCoopers LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Vote Required

Ratification of the selection of the independent registered public accountants by the stockholders requires that affirmative “FOR” vote of the holders of a majority of the Class A, Class B, Class C and Class D Common Stock votes present in person or represented by proxy and entitled to vote on the matter. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our 2019 Performance

The following are highlights of our 2019 financial and operating performance:

•	During 2019, our adjusted net income attributable to UHS (see footnote A. below) was $891.8 million, or $9.99 per diluted share, as compared to $894.4 million, or $9.53 per diluted share, during 2018.
•	Our net revenues increased 5.6% to $11.38 billion during 2019 as compared to $10.77 billion during 2018.
•

Net revenues at our acute care hospitals owned during both years increased 7.7% during 2019 as compared to 2018. During 2019 at these facilities, adjusted admissions (adjusted for outpatient activity) increased 4.8% and adjusted patient days increased 5.7% as compared to 2018.

•

Net revenues at our behavioral health care facilities owned during both years increased 3.1% during 2019 as compared to 2018. During 2019 at these facilities, adjusted admissions increased 1.2% and adjusted patient days increased 0.6% as compared to 2018.

•	We invested more than $428 million in our acute care division, and approximately $194 million in our behavioral health care division, to construct, expand, equip and improve our facilities.
A.

Adjusted net income and adjusted net income per diluted share for 2019 and 2018 were publicly disclosed and reconciled to our reported results for each year on the Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information, included with our earnings for the years ended December 31, 2019 and 2018, as filed on Form 8-K on February 26, 2020. Annex A contains a reconciliation of these non-GAAP financial measures to financial measurements determined in accordance with GAAP.

In addition to strong financial performance, we continued to focus on delivering quality care to our patients. The following are a few of the quality and patient care highlights achieved in 2019:

Acute Care Services:

•	Our acute care hospitals delivered nearly $2.2 billion in uncompensated care.
•

The Patient Safety Index 90 (“PSI-90”) is a composite of indicators created by the Agency for Healthcare, Research and Quality. The PSI-90 provides an overview of hospital level quality as it relates to a set of potentially preventable hospital related events associated with harmful outcomes for patients. For 2019, the UHS PSI 90 score of 0.91 was better than the national average of 0.99.

•

Risk-adjusted observed to expected mortality (“O:E Ratio”) is another commonly used method to assess acute care quality (an O:E Ratio of 1.0 represents the average mortality rate; less than 1.0 represents a better-than-expected mortality rate). The Company’s acute care 2019 O:E Ratio of 0.770 compared favorably to the expected O:E Ratio.

•

Nine of our acute care hospitals were awarded an ‘A’ from The Leapfrog Group’s Fall 2019 Hospital Safety Grade. Three of our acute care hospitals were recipients of The Leapfrog Group’s elite 2019 Top Hospitals award. The designations recognize our hospitals’ efforts in protecting patients from harm and meeting the highest safety standards in the United States.  Overall, the mean 2019 score across our acute care division improved to 3.09, up from 3.07, resulting in 3 hospitals improving to a ‘B’ Leapfrog Hospital Safety Grade.

Behavioral Health Care Services:

•

The Centers for Medicare and Medicaid Services’ inpatient psychiatric facility quality reporting measures compare our behavioral health care facilities to approximately 1,600 providers in the U.S. Our 2018 behavioral health results exceed the average of the group in 12 out of 15 indicators.

•       The Joint Commission’s Core Measures for hospital-based inpatient psychiatric services quality compares our behavioral health care facilities to over 700 providers in the U.S.  The results indicate that, on a comparative basis, our behavioral health care facilities outperform the group in all four measures.

•       In 2019, patients in our behavioral health care facilities rated their overall care, on average, as 4.5 out of 5 in our patient satisfaction surveys. More than 91% indicated they felt better following care at one of our facilities.

Our Executive Officers

Alan B. Miller - Chairman of the Board and Chief Executive Officer: Mr. Alan B. Miller has served in these roles since our inception and also served as President from inception until May, 2009. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. He currently serves as Chairman of the Board, Chief Executive Officer and President of Universal Health Realty Income Trust.

Marc D. Miller – President and Director:  Mr. Marc D. Miller was elected President in May, 2009 and prior thereto served as Senior Vice President and co-head of our Acute Care Hospitals since 2007. He was elected a Director in May, 2006 and Vice President in 2005. He has served in various capacities related to our acute care division since 2000. He was elected to the Board of Trustees of Universal Health Realty Income Trust in December, 2008. He also serves as a member of the Board of Directors of Premier, Inc., a publicly traded healthcare performance improvement alliance.

Steve G. Filton – Executive Vice President, Chief Financial Officer and Secretary: Mr. Filton was elected Executive Vice President in 2017 and continues to serve as Chief Financial Officer since his appointment in 2003. He has also served as Secretary since 1999.  He had served as Senior Vice President since 2003, as Vice President and Controller since 1991, and as Director of Corporate Accounting since 1985.

Marvin G. Pember – Executive Vice President, President of Acute Care Division:  Mr. Pember was elected Executive Vice President in 2017 and continues to serve as President of our Acute Care Division since commencement of his employment with us in 2011.  He had served as Senior Vice President since 2011.  He was formerly employed for 12 years at Indiana University Health, Inc. (formerly known as Clarian Health Partners, Inc.), a nonprofit hospital system that operates multiple facilities in Indiana, where he served as Executive Vice President and Chief Financial Officer.

Matthew J. Peterson – Executive Vice President, President of Behavioral Health Division:  Mr. Peterson’s employment with us commenced in September, 2019 as Executive Vice President and President of our Behavioral Health Division.  He was formerly employed at UnitedHealth Group for 11 years serving in various capacities including Chief Operating Officer for OptumGovernment, a health services and technology company, as well as various other Senior Vice President/Vice President roles.  In addition to his civilian business career, Mr. Peterson has served for nearly 30 years as a member of the United States Military, currently serving as a Colonel and hospital/healthcare administrator in the Air National Guard.

Compensation Philosophy and Objectives

Our compensation philosophy of aligning pay strongly with performance is grounded in best practices that are regulatory compliant, financially sound and provide long-term value to stockholders. Specifically, we:

•	Review peer group market data on an annual basis;
•	Discuss financial and operational performance rigorously in determining any base salary and incentive decisions;
•	Enforce maximums on incentive payments to limit undue risk;
•	Evaluate our compensation practices on an annual basis;
•	Retain an independent, outside consultant;
•	Do not provide plans generally outside of current market practices, and;
•	Do not offer excessive perquisites to our executives.

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increases in stockholder value;
•	Compensation programs should support our short-term and long-term strategic business goals and objectives;
•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards, teamwork and innovation;
•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;
•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a strong alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to through the use of incentive pay programs that provide competitive compensation for achieving superior performance and creating value for stockholders. Executives are rewarded commensurately for the achievement of specified business goals and performance objectives, which may increase the value of our stock. Our compensation programs are reviewed annually to ensure that these objectives continue to be met.

Compensation Setting Process

The Compensation Committee has traditionally taken into account the input and recommendations of our Chairman and Chief Executive Officer, Mr. Alan Miller, with respect to our compensation programs, including the compensation arrangements with our named executive officers other than himself. The Compensation Committee believes that Mr. Alan Miller, due to his role within the Company, his years of healthcare experience and other factors, as mentioned below, is a valuable resource to the Compensation Committee. Mr. Alan Miller attends certain Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Mr. Alan Miller conducts formal performance evaluations on an annual basis of the named executives who have direct reporting responsibility to him.

Unlike our other named executive officers, Mr. Alan Miller’s base salary, target annual bonus and certain perquisites are determined under his employment agreement. Please also refer to the discussion of Mr. Alan Miller’s employment agreement in the Chief Executive Officer Employment Agreement section of this Proxy Statement. In addition, the compensation setting process for Mr. Alan Miller varies from that of our other named executive officers because it is determined by the Compensation Committee without Mr. Alan Miller’s participation. The Compensation Committee, in determining Mr. Alan Miller’s compensation, takes into account his position as Chief Executive Officer, his role as a founder of our Company in 1978, his years of dedicated service and his expertise and reputation in the hospital management industry. The Compensation Committee also considers Mr. Alan Miller’s responsibilities in overseeing all of our Company’s businesses, operations, development and overall strategy and his role as the public face of our Company, which shapes our corporate image and identity. These factors differentiate Mr. Alan Miller from the other named executive officers.

In addition, for Mr. Alan Miller and the Company’s other named executive officers, the Compensation Committee reviewed data prepared in early 2019 by Pay Governance LLC that compared the Company’s executive compensation levels to data for comparable positions from two reference points: a primary reference of other similar companies within the healthcare industry; and a secondary reference of size-adjusted (by revenues) data from the broader general industry. Data for the primary reference were drawn from publicly filed proxies of peer healthcare companies, and data for the secondary reference were drawn from published compensation surveys covering a range of companies and industries. Data were compiled for all elements of compensation including base salary, annual incentive opportunity, and equity/long-term incentive awards. These data, as well as Company-specific factors including the prior year performance of our executives and the Company’s operating and stockholder return performance relative to our competitors, were considered by the Committee in determining 2019 compensation for Mr. Alan Miller and our other named officers. In light of the above factors, the Compensation Committee approved the base salary, annual cash incentive opportunity, and long-term compensation award to each of the named executive officers in 2019 and believes that the forms and amounts of compensation for each year adequately reflect our compensation goals and policies.

In October, 2019, FW Cook was engaged to perform a comprehensive review of our executive compensation program, including consideration of any changes that could be implemented in fiscal 2020. In connection with their review, FW Cook had discussions with members of the Board of Directors and management. Before engaging FW Cook, we determined that no conflicts of interest were raised, and that FW Cook was independent from the Compensation Committee and management.

Say on Pay Considerations

We received comments last year that our equity award program could be enhanced by including performance-based equity awards. After undertaking our comprehensive review with FW Cook to identify potential performance-based equity award design alternatives, we decided to modify our stock option award program. It is currently intended, although not required by the terms of the 2020 Stock Incentive Plan, that a portion of the options awarded to the named executive officers of the Company will be exercisable at 110% of the fair market value on the date of grant. Beginning in 2020, we have delivered 50% of our award value to named executive officers, including the Chief Executive Officer, in stock options with a premium exercise price of 10% above grant date market value.

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;
•	annual cash incentive;
•	long-term incentive awards, and;
•	deferred compensation, retirement benefits and other benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

In establishing the base salary for our named executive officers, various criteria are reviewed including the following:

•	the executive officer’s achievements, performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;
•	Mr. Alan Miller’s recommendations as to the proposed base salary, other than his own;
•	company financial performance, and;
•	salaries of similar positions in our healthcare competitor companies and general industry comparisons.

For our named executive officers, an analysis was conducted in 2019 utilizing the most currently available proxy statements and financial results, as filed with the Securities and Exchange Commission, from five companies that we believe are our most direct competitors. We believe these companies, which are indicated below, are comparable peer companies based upon the median revenues of this peer group, which were approximately $13.2 billion as compared to our 2019 revenues of approximately $11.4 billion.

The companies are:

•	Acadia Healthcare Company, Inc.
•	Brookdale Senior Living Inc.
•	Community Health Systems Inc.
•	HCA Healthcare, Inc.

•	Tenet Healthcare Corporation

For Mr. Alan Miller, his 2019 base salary exceeded the 90th percentile of the peer and general industry groups, due to his long tenure in the position, his value as the Company’s founder, his status within the healthcare industry and his performance. The average years of same company/role experience of other executives in the peer group was 6 years compared to Mr. Alan Miller’s 41 years.

For 2019, the actual base salary rates for our named executives were within approximately 15% of their respective median base salary market rates (as assessed relative to our peer and general industry groups).  For 2019, for our other named executive officers (excluding Mr. Alan Miller), we targeted the median (50th percentile) base salary paid by the peer companies (listed above), along with the median of broader general industry data, to establish our base market rate. We generally consider our base salaries to be competitive if they are approximately within a 15% range of the median market rate. However, actual base salaries are not dictated solely by the median market rate. We also take into account an individual’s expertise, tenure in the position, responsibilities and achievements.

For 2020 base salary decisions, we will be expanding our analysis to more specifically include a broader group of for-profit hospitals and health care service companies comparable to our operation and will directly compare base salaries to the following updated peer group:

Acadia Healthcare Company, Inc.

Brookdale Senior Living, Inc.

Community Health Systems, Inc.

DaVita, Inc.*

Encompass Health Corporation*

Genesis Healthcare, Inc.*

HCA Healthcare, Inc.

Henry Schein, Inc.*

Laboratory Corporation of America Holdings*

Molina Healthcare, Inc.*

Quest Diagnostics Incorporated*

Select Medical Holdings Corporation*

Tenet Healthcare Corporation

*indicates company will be new to our peer group analysis.

Annual Cash Incentives

Cash incentives for our named executive officers are awarded under the Executive Incentive Plan, which was adopted by our stockholders at our 2010 Annual Meeting and re-approved by our stockholders at our 2015 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its affiliates through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and others as selected by the Compensation Committee for any calendar year. The Compensation Committee believes that the payment of cash incentives to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and that may increase the value of our stock.

The amount of an employee’s cash incentive award for a calendar year is based upon the employee’s target cash incentive and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target cash incentive will be equal to a fixed percentage of the employee’s base salary earned during the year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein and the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;
•	attainment of certain target levels of, or a specified increase in, earnings per diluted share or adjusted earnings per diluted share, and;
•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital.

In the case of an award intended to qualify as “performance-based compensation”, the applicable target cash incentive, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the cash incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events.

On December 22, 2017, the President of the United States signed into law comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 (the “TCJA-17”).  TCJA-17 modifies Section 162(m) under the Code removing the exception for performance-based compensation applicable to years beginning after December 31, 2017.  This change does not apply to compensation stemming from contracts entered into on or before November 2, 2017, unless such contracts were materially modified on or after that date.  Compensation agreements entered into and share-based payment awards granted after this date will be subject to the revised terms of Section 162(m).

2019 Annual Cash Incentive Formula and Performance Goals:    The Compensation Committee approved the specific formula for the determination of the target annual cash incentive compensation for our executive officers pursuant to the Executive Incentive Plan with respect to the year ending December 31, 2019. Under the formulae approved by the Compensation Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s base salary as a target bonus to be paid based on pre-specified performance criteria. The target bonus award indicated below for Mr. Alan B. Miller is stipulated in his employment agreement dated July 24, 2013, as amended on November 5, 2018.

The following table shows each named executive officer’s target bonus as a percentage of his or her base salary for 2019. With respect to Messrs. Alan B. Miller, Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2019 was determined using the corporate performance criteria, as described below. With respect to Mr. Pember, 25% of his annual incentive bonus was based upon the achievement of the corporate performance criteria and 75% of his annual incentive bonus was based upon the achievement of the divisional income targets, as described below. Mr. Peterson was not eligible for a 2019 annual incentive bonus since his employment commenced in September, 2019.

Name	Title	Target Incentive Bonus Award as a % of salary
Alan B. Miller	Chief Executive Officer and Chairman of the Board	100%
Marc D. Miller	President	65%
Steve G. Filton	Executive Vice President and Chief Financial Officer	50%
Marvin G. Pember	Executive Vice President and President-Acute Care Division	50%
Matthew J. Peterson (commenced employment in September, 2019)	Executive Vice President and President-Behavioral Health Division	0%

As part of our peer company compensation review for executive officers as discussed above in Annual Base Salary, we also target the median (50th percentile) market rate from our healthcare peers and the broader general industry data when determining each officer’s target annual incentive. For 2019, our target annual incentive opportunities were assessed as being below the market 25th percentile. Actual cash incentive awards, however, appropriately vary from this targeted level based upon performance, consistent with our pay for performance philosophy, and are detailed in the Summary Compensation Table in this Proxy Statement. The Compensation Committee believes that the annual incentive opportunities offered to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers, and that actual incentive payouts appropriately reflect the Company’s performance.

Pursuant to the Plan and the formulae approved by the Compensation Committee, each executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS, and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2019. The adjusted net income per diluted share attributable to UHS generally excludes amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. As disclosed on the Schedule of Non-GAAP Supplemental Information for the year ended December 31, 2019 (“Supplemental Schedule”) included with our 2019 financial results as filed on Form 8-K on February 26, 2020 and attached as Annex A to this Proxy Statement, our 2019 adjusted net income per diluted share excluded the impact of the increase in the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities, the impact on our provision for income taxes resulting from our adoption of ASU 2016-09 which amended the accounting for employee share-based payment transactions and the impact of the provision for intangible asset impairment to reduce the carrying value of a tradename intangible asset previously recorded in connection with our 2015 acquisition of Foundations Recovery Network, L.L.C.

On March 20, 2019, the Compensation Committee approved specific bonus formulae for the determination of annual incentive compensation for our named executive officers pursuant to the Executive Incentive Plan for the year ending December 31, 2019. Pursuant to the terms of the Executive Incentive Plan for 2019, our named executive officers were eligible to receive the applicable portion of their annual cash incentive (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of a Target of adjusted net income per diluted share attributable to UHS of $9.14 or less, and Return on Capital of 8.7% or less) up to 250% of their annual cash incentive target award (based upon the achievement of a Target of adjusted net income per diluted share attributable to UHS of $10.95 or greater and Return on Capital of 10.5% or greater). Although the cash incentive formula for 2019 was unchanged from 2018’s cash incentive formula, the Targets have been adjusted, as necessary, to correlate to the range of our estimated 2019 adjusted net income per diluted share attributable to UHS, as publicly disclosed.

On February 27, 2019, we publicly disclosed our 2019 estimated range of adjusted net income per diluted share attributable to UHS of $9.70 to $10.40. The 2019 Target of adjusted net income per diluted share attributable to UHS, which represented the approximate midpoint within the publicly disclosed range of our projected consolidated earnings per diluted share estimate for the year, was $10.05 per diluted share. The 2019 Return on Capital Target was 9.6%. In October of 2019, based upon our actual operating results experienced during the first nine months of 2019, we publicly disclosed a decrease to our previously disclosed estimated range of adjusted net income per diluted share attributable to UHS for 2019 (reduced the upper end of the range to $9.90 per diluted share from $10.40 per diluted share while the lower end of the range was adjusted to $9.60 per diluted share from $9.70 per diluted share); however, our annual incentive performance targets were not impacted by these publicly disclosed revisions. The revised estimated earnings guidance range for the full year of 2019, as publicly disclosed in October of 2019, assumed, among other things, no change during the fourth quarter of 2019 in the market value of shares of certain marketable securities held for investment and classified as available for sale.

The divisional income targets consist of the projected aggregate pre-tax income for our Acute Care and Behavioral Health Services segments, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The actual divisional income and the targets generally exclude, among other things, amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. The divisional income targets may be adjusted to include the impact of acquisitions or divestitures made during the year, if material.

For 2019, to the extent that the actual divisional results exceeded the target, Mr. Pember was entitled to 75% of the following (as applied to his annual base salary) as the portion of his annual bonus that is based upon his divisional income target: (i) 25% if actual results meet the divisional income target; (ii) 50% if actual results exceed the divisional income target by the greater of 5% or $10 million; (iii) 75% if actual results exceed the divisional income target by the greater of 10% or $20 million, and; (iv) 100% if actual results exceed the divisional income target by the greater of 15% or $30 million.

In determining the corporate and divisional performance criteria, various factors are considered, including the projected revenue and earnings growth over the prior year. Since the value received by stockholders is measured, in large part, by an increase in stock price, which is in turn typically influenced by increases in revenues and earnings, our performance criteria are established at reasonably aggressive levels to encourage the attainment of our financial objectives which, if accomplished, may result in an increase to our stock price and increased value to stockholders. As mentioned above, the corporate performance criteria are established annually and the Target of adjusted net income per diluted share attributable to UHS directly correlates to our annual earnings guidance that is typically publicly disclosed by us during the first quarter of each year. The divisional performance criteria are also established annually and represent each division’s respective portion of the corporate performance criteria.

The actual cash incentives awarded for 2019 (which were based upon corporate performance criteria) were based upon the achievement of 92% of the target, as determined by the Compensation Committee on March 18, 2020, based upon our 2019 actual operating results. During 2019, our adjusted net income per diluted share attributable to UHS was $9.99, as compared to a target of $10.05 per diluted share. This adjusted net income per diluted share attributable to UHS for 2019 was publicly disclosed and reconciled to our reported 2019 net income per diluted share attributable to UHS of $9.13, on the Supplemental Schedule (as discussed above) included with our financial results for the year ended December 31, 2019, as filed on Form 8-K on February 26, 2020. The Return on Capital was 9.5% for 2019, as compared to a target of 9.6%. The Return on Capital is calculated by dividing our annual adjusted net income attributable to UHS by the consolidated average net capital.

For 2019, Mr. Pember’s divisional income target was approximately $59 million. The divisional income target consists of the projected aggregate pre-tax income for our Acute Care Services segment, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The actual divisional income as calculated, was approximately $61 million. If applicable, the divisional income target or actual divisional income was adjusted for certain amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. Since the actual divisional income compared favorably to the target ($61 million actual divisional income exceeded the $59 million divisional income target by approximately $2 million or 3%), Mr. Pember was entitled to 25% of the portion of his bonus (75%) that was based upon the achievement of the divisional income target.

As indicated above, Mr. Peterson was hired by the Company in September, 2019 and therefore was not eligible for a 2019 annual incentive bonus.

For each of our named executive officers, the following table sets forth the actual 2019 annual incentive bonus awarded as well as the pre-established ranges of potential payouts under our non-equity incentive plan.

		2019 Non-Equity Incentive Plan Awards
Name	Title	Actual	Minimum	Target	Maximum
Alan B. Miller	Chief Executive Officer and Chairman of the Board	$1,564,060	$85,003	$1,700,065	$4,250,163
Marc D. Miller	President	$493,540	$26,823	$536,457	$1,341,142
Steve G. Filton	Executive Vice President and Chief Financial Officer	$304,031	$16,523	$330,469	$826,173
Marvin G. Pember	Executive Vice President and President-Acute Care Division	$209,840	$4,336	$216,777	$737,041
Matthew J. Peterson (not eligible in 2019)	Executive Vice President and President-Behavioral Health Division	$0	$0	$0	$0

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. Performance goals are established at reasonably aggressive levels to encourage and motivate executive performance and attainment of our financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal year 2019, we believed that the performance goals were attainable, but not certain. Since the achievement of the corporate performance criteria of 92% of target for each of 2019 and 2018, we believe that our system demonstrates the performance-oriented nature of payouts over time.

For a further description of the cash incentives and other elements of compensation granted to our named executive officers for 2019, 2018 and 2017, please refer to the Summary Compensation Table in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of equity-based, long-term compensation, primarily in the form of stock options and restricted shares, to our named executive officers is appropriate to attract and retain such individuals and to motivate them to enhance stockholder value.

Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards that may increase in value in conjunction with an increase in the value of our common stock.

As is the case with respect to base salaries, a number of factors are taken into account in calibrating grants of long-term incentive awards, including an individual’s performance in light of his or her position, responsibilities and contribution to our financial performance. In addition, the Compensation Committee takes into account an individual’s potential contribution to our growth and productivity. In determining appropriate long-term incentive grants, there is no other predetermined formula, factors or specified list of criteria that is followed.

For a description of the long-term incentive awards granted to our named executive officers for 2019, please read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options.    Our Third Amended and Restated 2005 Stock Incentive Plan (the “Stock Incentive Plan”), as amended in 2008, 2011, 2015 and 2017, provides for the issuance of options to purchase shares of our Class B Common Stock at an exercise price equal to the fair market value on the date of grant. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our named executive officers and other eligible personnel in support of our compensation objectives.

Assuming that the stockholders approve the 2020 Omnibus Stock and Incentive Plan (as described in Proposal No. 2 above) at the Annual Meeting, no additional awards will be granted under the Stock Incentive Plan and the reserve for shares remaining for future issuance will be cancelled at that time. If our stockholders do not approve the 2020 Omnibus Stock and Incentive Plan, the Stock Incentive Plan will remain in effect in its current form.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees, our affiliates and our directors and consultants who are not employees. To date, no SARs have been granted.

Typically, option awards are granted by the Compensation Committee on specific dates that are scheduled in advance, which generally coincide with regularly scheduled meetings of the Compensation Committee and the Board of Directors. There is no separate policy with respect to the timing of option awards to our named executive officers. Typically, option awards are granted to our named executive officers at the same time as option awards are granted to our other employees. In certain circumstances, such as new hires or promotions, option awards are granted separately by the Compensation Committee or our Chief Executive Officer and Chief Financial Officer who are duly authorized by the Compensation Committee.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years, are scheduled to expire on the fifth anniversary of the date of grant and, unless otherwise determined, employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

In March of 2019, Mr. Alan Miller made recommendations to our Compensation Committee with respect to stock option awards to our named executive officers (except for himself) and other eligible employees. The number of stock options awarded to each of our named executive officers during March of 2019 were as follows: Alan B. Miller (590,000); Marc D. Miller (100,000); Steve G. Filton (70,000), and; Marvin G. Pember (70,000). In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, the Compensation Committee also reviewed and considered the compensation data and competitive performance data prepared by Pay Governance LLC in early 2019, including stock-based compensation, and reviewed historical company practices with respect to stock option and long-term incentive awards. ). Additionally, as a newly hired executive officer, on September 18, 2019, Mr. Peterson was awarded 50,000 stock options.

Restricted Stock Awards.    The Amended and Restated 2010 Employees’ Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which is administered by the Compensation Committee, provides for the grant of shares of our Class B Common Stock to eligible personnel for a purchase price equal to par value. Shares of our Class B Common Stock may be granted under the Restricted Stock Plan to any of our employees or consultants. Historically, our restricted grants have had a scheduled vesting period ranging from one to five years.

Assuming that the stockholders approve the 2020 Omnibus Stock and Incentive Plan (as described in Proposal No. 2 above) at the Annual Meeting, no additional awards will be granted under the Restricted Stock Plan and the reserve for shares remaining for future issuance will be cancelled at that time. If our stockholders do not approve the 2020 Omnibus Stock and Incentive Plan, the Restricted Stock Plan will remain in effect in its current form.

Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria used in determining the bonuses for our named executive officers, as mentioned above. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

The Compensation Committee believes restricted stock awards, at times, can be effective in achieving our compensation objectives because it provides employees with a strong retention incentive and aligns the value of the award with our stock price performance. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information. Mr. Alan Miller was entitled to an annual grant of restricted stock having a minimum value of $1.0 million during 2019 pursuant to his employment agreement with the Company, as amended in November, 2018.

Cash Awards.    Mr. Alan Miller was entitled to a minimum annual cash award of $1 million during 2019 pursuant to his employment agreement with the Company, as amended in November, 2018.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A, provides that eligible employees may elect to defer a portion of their base salary and bonus award into deferred compensation accounts that accrue earnings based upon the selection of available investment options. Under the Deferred Compensation Plan, an employee is deemed eligible if their base compensation for 2019 was $125,000 or higher and they are performing duties in a qualified position. The base compensation threshold is adjusted from time-to-time for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 50% of an employee’s base salary or 95% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity).

Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees. Three of our named executive officers deferred a portion of their base salary and/or bonus paid during 2019 to the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings vehicle for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation table and the narrative discussion included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan, Supplemental Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Supplemental Executive Retirement Income Plan (“SERIP”).   In July 2018, the Board of Directors adopted the SERIP.  Pursuant to the terms of this plan, a select group of management or other highly compensated employees may be designated as plan participants. Our SERIP, which is subject to the applicable provisions of Internal Revenue Code Section 409A, provides eligible employees with annual employer contributions which are entirely at the Company’s discretion. Generally, each annual contribution vests on the earlier of: (i) the 5th anniversary of the date of funding to the participant’s account, or; (ii) the participant attaining the qualified age of retirement (either age 62 or 65, as stipulated in the SERIP).  The SERIP also provides for discretionary alternative vesting schedules for certain supplemental discretionary contributions made on an individual basis.  Upon attaining the plan’s qualified age of retirement, distributions are paid in 10 annual installments to the participant.  Distributions due to events other than retirement are paid in a lump sum.  Our obligation to fund payments to participants’ accounts pursuant to the SERIP is a general unsecured obligation. Four of our named executive officers are participants in the SERIP.

In 2018, upon commencement of the SERIP, certain participants of the ERIP, who had not yet approached their qualified age of retirement, were given the option to remain in the ERIP or convert their participation into the SERIP. ERIP participants that elected to convert to the SERIP have been provided with an unfunded, lump sum conversion balance that was credited to the participant’s SERIP account. The unfunded ERIP conversion balances transferred to the SERIP, which were computed based upon the participant’s 2017 salary and will remain permanently unchanged after conversion, are payable over 60 monthly installments, if the participant attains their qualified age of retirement, as previously stipulated in the ERIP. If the participant does not attain their qualified age of retirement, the ERIP conversion balance is forfeited unless the Board of Directors, in its full discretion, determined otherwise. For ERIP participants who elected to convert to the SERIP, their participation in the ERIP was terminated upon conversion and no future benefits will be earned pursuant to the ERIP. SERIP participants who converted from the ERIP are entitled to future benefits pursuant to the terms of the SERIP.

Executive Retirement Income Plan (“ERIP”).    In October 1993, the Board of Directors adopted the ERIP, which was subsequently closed to new participants effective January 1, 2015. Pursuant to the terms of the ERIP, certain management or other highly compensated employees, who had been previously designated as plan participants by our Board of Directors prior to December 31, 2014, and who had completed at least 10 years of active employment with us, may receive retirement income benefits.

Subject to certain conditions, the monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the ERIP before 2008) or age 65 (applicable to participants added to the ERIP after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us. Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. If a participant’s employment with us is terminated prior to their qualified age of retirement, no ERIP benefits will be payable unless the Board of Directors, in its full discretion, determines otherwise. In 2018, certain participants were transferred to the SERIP and were provided with an unfunded, lump sum conversion balance pursuant to the SERIP, as discussed above. One of our named executive officers remains a participant in the ERIP.

For a further description of the SERIP and ERIP, please refer to the Pension Benefits included in this Proxy Statement.

401(k) Plan.    We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2019, we made matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $56 million. All of the named executive officers participated in the 401(k) plan in 2019. Accordingly, we made matching contributions equal to $8,400 to the 401(k) plan for each of the participating named executives with the exception of Mr. Peterson who received a matching contribution of $5,464..

Benefits

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft.    We have a partial ownership interest in a fixed wing aircraft that is available for business purpose use by members of our management team, including our named executive officers, and for personal use by Mr. Alan Miller, as stipulated in his employment agreement. When the aircraft is utilized for personal purposes by Mr. Alan Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile.    Mr. Alan Miller utilizes his automobiles for both business and personal purposes. During 2019, we paid 100% of the cost of a new vehicle purchased for Mr. Miller. Included in the Summary Compensation Table in “All other compensation” for 2019, is $20,604 related to the lease value as determined by the IRS, maintenance and fuel costs paid by the Company deemed to be related to his personal vehicle use.

Reimbursement of Relocation Expenses.    In the normal course of business, in an effort to satisfy our staffing needs with high-quality personnel and/or support the career development of an employee by enabling them to assume a position of broader scope and complexity, we may need to place an executive in a position in a geographic location which differs from that in which the individual resides. The relocation benefits for our executives are patterned on standard industry practices and are competitive in design. The provisions for relocation benefits are the same for several of the top layers of management and consistently administered. Included in the relocation benefits are reimbursements or direct payment to vendors for expenses that include items like a short duration house hunting trip, movement of household goods and personal items, short duration of interim living expenses and certain closing costs for the sale and purchase of a house. Relocation reimbursement that is taxable to the individual is typically grossed-up to cover the resulting incremental income tax expense. During 2019, we paid certain relocation expenses, including income tax gross-ups, for Mr. Peterson as disclosed on the Summary Compensation Table contained in this proxy statement.

Other Perquisites.    From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use.

Split-Dollar Life Insurance Agreements.    In December 2010, our Board of Directors approved the Company’s entering into supplemental life insurance plans and agreements on the lives of our chief executive officer (“CEO”) and his wife. As a result of these agreements, as amended in October 2016, based on actuarial tables and other assumptions, during the life expectancies of the insureds, we would pay approximately $28 million in premiums, and certain trusts owned by our CEO, would pay approximately $9 million in premiums. Based on the projected premiums mentioned above, and assuming the policies remain in effect until the death of the insureds, we will be entitled to receive death benefit proceeds of no less than approximately $37 million representing the $28 million of aggregate premiums paid by us as well as the $9 million of aggregate premiums paid by the trusts. In connection with these policies, we paid approximately $1.1 million in premium payments during 2019 and 2018.

Based on these projections, which are subject to the achievement of certain investment income and life expectancy assumptions, the total economic pre-tax cost to the Company (which includes the projected cost of capital net of the income resulting from the Company’s expected future receipt of the $9 million of premiums paid by the Trusts) would be approximately $10 million over the life expectancies of the insureds. We estimate that our share of the premium payments due on these policies will approximate $1.1 million in 2020 and decrease annually to approximately $200,000 over the life expectancies of the insureds. Our aggregate premium payments (as well as the Trust’s) are expected to be repaid to us utilizing the death benefit proceeds.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, with the exception of the above-mentioned split dollar life insurance agreements related to Mr. Alan B. Miller, given the fact that such other fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of each individual’s total compensation. For a further description of the fringe benefits and perquisites received by our named executive officers during 2019, please refer to the All Other Compensation table included in this Proxy Statement.

Rewards/Compensation Risk Analysis:    As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The review found that there were no excessive risks encouraged by the Company’s reward programs and the rewards programs do not produce payments that have a material impact on the financial performance of the organization. Approximately 800 employees (including the named executive officers) of our approximate 64,400 full-time employees in the U.S. and U.K. (comprising approximately 1.3% of our full-time employees) have incentive plans that entitle those individuals to larger bonus awards if profitability increases. However, although the plans are based on profitability, the bonus awards for these employees are capped at specific award levels (typically at 125% or less of base salary). Therefore, should our profitability increase, even by significant amounts, we do not believe the additional aggregate bonus awards would have a material unfavorable impact on our future results of operations.

Tax Considerations

Our chief executive officer, our chief financial officer and the next three most highly compensated officers are referred to herein as the named executive officers. For years beginning prior to January 1, 2018, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) placed a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our named executive officers with the exception of our chief financial officer. However, performance-based compensation that met certain requirements is excluded from this $1 million limitation.

On December 22, 2017, the President of the United States signed into law comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 (the “TCJA-17”).  TCJA-17 modifies Section 162(m) by (1) expanding which employees are considered covered employees by including the chief financial officer applicable to years beginning after December 31, 2017, (2) providing that if an individual is a covered employee for a year beginning after December 31, 2016, the individual remains a covered employee for all future years, and (3) removing the exceptions for performance-based compensation applicable to years beginning after December 31, 2017.  These changes do not apply to compensation stemming from contracts entered into on or before November 2, 2017, unless such contracts were materially modified on or after that date.  Compensation agreements entered into and share-based payment awards granted after this date will be subject to the revised terms of Section 162(m).

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee did not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and had not adopted a policy requiring all compensation to be deductible.

Summary

The foregoing discussion describes the compensation objectives and policies that were utilized with respect to our named executive officers during 2019. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Eileen C. McDonnell

Lawrence S. Gibbs

Elliot J. Sussman, M.D.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Eileen C. McDonnell, Lawrence S. Gibbs and Elliot J. Sussman. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees or had a relationship with us that required disclosure.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the other most highly compensated executive officers for services rendered to UHS and its subsidiaries during the past three fiscal years. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus ($)		Grant Date Fair Value Stock Awards (1.) ($)	Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation (3.) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4.) ($)	All other compen- sation (7.) ($)	Total ($)
Alan B. Miller, Chairman of the Board and Chief Executive Officer	2019	$1,700,065	$1,000,000	(5.)	$1,000,057	$17,956,614	$1,564,060	$44,520	$1,207,924	$24,473,240
	2018	1,665,064	1,000,000	(5.)	1,500,062	16,616,760	1,531,859	43,044	1,232,094	23,588,883
	2017	1,635,063	0		2,000,060	15,978,734	719,428	43,407	1,254,169	21,630,861
Marc D. Miller, President	2019	$825,318	$0		$0	$3,043,494	$493,540	$47,164	$15,697	$4,425,213
	2018	786,068	0		0	2,816,400	470,069	333,951	16,511	4,422,999
	2017	752,216	0		0	2,789,508	215,134	43,152	15,285	3,815,295
Steve G. Filton, Executive Vice President, Chief Financial Officer and Secretary	2019	$660,938	$0		$0	$2,130,446	$304,031	$38,154	$18,251	$3,151,820
	2018	635,903	0		0	1,971,480	292,515	185,536	17,743	3,103,177
	2017	608,518	0		0	1,895,782	133,874	30,290	17,593	2,686,057
Marvin G. Pember, Executive Vice President and President, Acute Care Division	2019	$693,686	$0		$0	$2,130,446	$209,840	$40,185	$19,159	$3,093,316
	2018	669,706	0		0	1,971,480	202,586	178,885	18,247	3,040,904
	2017	643,451	0		0	1,624,956	156,037	0	17,847	2,442,291
Matthew J. Peterson, Executive Vice President and President, Behavioral Health Division	2019	$170,775	$100,000	(6.)	$0	$1,493,045	$0	$0	$61,915	$1,825,735
	2018	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A
	2017	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1.)

Represents the grant date fair value of award made during 2019, 2018 and 2017 under the 2010 Amended and Restated Employees’ Restricted Stock Purchase Plan (the “2010 Plan”). The 2019 awards are scheduled to vest ratably over a two-year period.  The 2018 and 2017 awards are scheduled to vest ratably over a four-year period. Dividends declared by the Company are paid with respect to outstanding shares of restricted stock.

(2.)

For Alan B. Miller, Marc D. Miller, Steve G. Filton and Marvin G. Pember, amounts represent grant date fair value of $30.43 in 2019, $28.16 in 2018 and $27.08 in 2017 for awards made pursuant to our Amended and Restated 2005 Stock Incentive Plan. For Matthew J. Peterson, amount represents grant date fair value of $29.86 for award made in September, 2019. For the assumptions used for the fair value valuations, please refer to Note 5—Common Stock, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2019, 2018 and 2017.

(3.)

Reflects the dollar value of annual bonuses earned during each of the last three years pursuant to the terms of our Executive Incentive Plan as approved by our Compensation Committee on March 18, 2020 (for 2019), March 20, 2019 (for 2018) and March 27, 2018 (for 2017). As a

percentage of each individual’s annual base salary, the bonus amounts earned were as follows: Alan B. Miller 92% in each of 2019 and 2018 and, 44% in 2017; Marc D. Miller 60% in each of 2019 and 2018 and 29% in 2017; Steve G. Filton 46% in each of 2019 and 2018 and 22% in 2017, and; Marvin G. Pember, 30% in each of 2019 and 2018 and 24% in 2017. Matthew J. Peterson, who was hired by the Company in September, 2019, was not eligible for a bonus in 2019.

(4.)

These amounts represent the aggregate change in pension value for each named executive in 2019, 2018 and 2017 pursuant to the Executive Retirement Income Plan or the Supplemental Executive Retirement Income Plan, as disclosed herein. The amounts in this column do not reflect compensation deferrals pursuant to our Nonqualified Deferred Compensation Plan since there are no contributions or benefits provide by us in connection with the plan.

(5.)	The $1,000,000 of cash bonuses paid to Mr. Alan Miller in each of 2019 and 2018 were paid pursuant to Mr. Miller’s employment agreement dated July 24, 2013, as amended November 5, 2018.
(6.)	The $100,000 cash bonus paid to Mr. Peterson in 2019 was a sign-on bonus upon commencement of employment.
(7.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($) (1.)	Tax Reimbur- sements ($) (2.)	Insurance Premiums ($) (3.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2019	$68,948	$0	$1,112,530	$8,400	$18,046	$1,207,924
	2018	49,250	0	1,159,281	8,250	15,313	1,232,094
	2017	46,605	0	1,185,260	8,100	14,204	1,254,169
Marc D. Miller	2019	$1,600	$0	$5,697	$8,400	$0	$15,697
	2018	2,564	0	5,697	8,250	0	16,511
	2017	1,488	0	5,697	8,100	0	15,285
Steve G. Filton	2019	$358	$0	$9,493	$8,400	$0	$18,251
	2018	0	0	9,493	8,250	0	17,743
	2017	0	0	9,493	8,100	0	17,593
Marvin G. Pember	2019	$1,912	$0	$8,847	$8,400	$0	$19,159
	2018	900	0	8,847	8,100	0	17,847
	2017	900	0	8,847	8,100	0	17,847
Matthew J. Peterson	2019	$37,771	$17,992	$688	$5,464	$0	$61,915
	2018	N/A	N/A	N/A	N/A	N/A	N/A
	2017	N/A	N/A	N/A	N/A	N/A	N/A

(1.)	2019:

Amounts for Mr. Alan Miller consist of the following:  (i) $25,000 for professional tax services; (ii) $10,773 for payment of country club dues; (iii) $9,330 for accounting services; (iv) $2,906 for maintenance on personal residence; (v) $20,604 for the lease value, fuel and maintenance charges incurred in connection with his automobile, and; (vi) $335 wireless stipend.

Amounts for Messrs. Marc D. Miller and Steve G. Filton consist of $1,600 and $358, respectively, for sporting event tickets paid for by us.

Amount for Mr. Marvin G. Pember consists of $900 for cell phone stipend and $1,012 for sporting event tickets paid for by us.

Amount for Mr. Matthew J. Peterson consists of $37,508 relocation expenses paid by us and $263 for cell phone stipend.

2018:

Amounts for Mr. Alan Miller consist of the following: (i) $25,000 for professional tax services; (ii) $15,788 for payment of country club dues; (iii) $3,632 for accounting services; (iv) $2,806 for maintenance on personal residence; (v) $1,724 for fuel and maintenance charges incurred in connection with his automobile, and; (vi) $300 wireless stipend.

Amount for Mr. Marc D. Miller consists of $2,564 for sporting event tickets paid for by us.

Amount for Mr. Marvin G. Pember consist of $900 for cell phone stipend and $250 for sporting event tickets paid for by us.

2017:

Amounts for Mr. Miller consist of the following:  (i) $25,000 for professional tax services; (ii) $15,713 for payment of country club dues; (iii) $1,306 for accounting services; (iv) $2,806 for maintenance on personal residence; (v) $980 for fuel and maintenance charges incurred in connection with his automobile; (vi) $300 wireless stipend, and; (vii) $500 for sporting event tickets paid for by us.

Amount for Mr. Marc D. Miller consists of $1,488 for sporting event tickets paid for by us.

Amount for Mr. Marvin G. Pember consist of $900 for cell phone stipend.

(2.)	Amount represents reimbursement of income taxes incurred by Mr. Peterson in connection with relocation expenses paid by us during 2019.
(3.)	Amounts for Messrs. Marc. D. Miller, Steve G. Filton, Marvin G. Pember and Matthew J. Peterson consist of premiums paid in connection with long term disability coverage.

Amounts for Mr. Alan B. Miller consist of: (i) $1,102,810 in 2019, $1,147,456 in 2018 and $1,173,435 in 2017, of premium payments made in connection with split-dollar-life insurance agreements, as discussed in Split Dollar Life Insurance Agreement, included herein, and; (ii)$9,721 in 2019 and  $11,825 in each of 2018 and 2017 of premiums paid in connection with long term disability coverage.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2019 to our named executive officers.

								All Other Stock
								Awards:	All Other	Exercise	Grant
								Number	Option	or	Date
		Estimated Future			Estimated Future			of	Awards:	Base	Fair	Closing
		Payouts Under			Payouts Under			Shares	Number of	Price	Value of	Price
		Non-Equity Incentive Plan			Equity Incentive Plan			of	Securities	of	Stock	on
	Approval/	Awards (1.)			Awards			Stock or	Underlying	Option	and Option	Grant
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards (5.)	Date
Name	Date	($) (2.)	($) (2.)	($) (2.)	($)	($)	($)	(3.) (#)	(4.) (#)	($ /Sh)	($)	($ / Sh)
Alan B. Miller	3/20/2019	$85,003	$1,700,065	$4,250,163
	3/20/2019							7,462			$1,000,057	$134.02
	3/20/2019							—	590,000	$134.02	$17,956,614	$134.02
Marc D. Miller	3/20/2019	$26,823	$536,457	$1,341,142
	3/20/2019							—	100,000	$134.02	$3,043,494	$134.02
Steve G. Filton	3/20/2019	$16,523	$330,469	$826,173
	3/20/2019							—	70,000	$134.02	$2,130,446	$134.02
Marvin G. Pember	3/20/2019	$4,336	$216,777	$737,041
	3/20/2019							—	70,000	$134.02	$2,130,446	$134.02
Matthew J. Peterson	3/20/2019	N/A	N/A	N/A
	9/18/2019							—	50,000	$151.99	$1,493,045	$151.99

(1.)

Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of certain corporate and divisional performance criteria. As discussed in the Compensation Discussion and Analysis, with respect to Messrs. Alan B. Miller, Marc D. Miller and Steve G. Filton, 100% of their 2019 annual incentive bonus was determined using certain corporate performance criteria, and with respect to Mr. Pember, his 2019 annual incentive bonus was determined utilizing: (i) 25% of his annual salary based upon the achievement of certain corporate performance criteria, and; (ii) 75% of his annual salary based upon the achievement of certain divisional income targets.  Mr. Matthew J. Peterson was hired by the Company in September, 2019 and therefore was not eligible for a 2019 annual incentive bonus.

(2.)	Estimates calculated based upon 2019 salaries.
(3.)	Restricted shares of Class B Common Stock issued under the Company’s Amended and Restated 2010 Employees’ Restricted Stock Purchase Plan.
(4.)

Stock option awards issued on March 20, 2019 and September 18, 2019 were issued under our Third Amended and Restated 2005 Stock Incentive Plan. Mr. Matthew J. Peterson was awarded stock options upon commencement of his employment with the Company.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with ASC 718 as described in our Form 10-K for the year ended December 31, 2019.

Chief Executive Officer Employment Agreement

As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement. Mr. Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. On July 24, 2013, we entered into an employment agreement with Alan B. Miller (“Employment Agreement”) that stipulated that Mr. Miller will serve as the Chairman of our Board of Directors and Chief Executive Officer (“CEO”) through December 31, 2017, and provides for automatic annual renewals unless either party elects otherwise. During 2019, Mr. Miller’s Employment Agreement was automatically renewed for one year through December 31, 2021.

In November 2018, we entered into an amendment to the Employment Agreement with Alan B. Miller, in order to adjust certain terms of the minimum annual awards that Mr. Miller will be eligible to receive during the period of his services as CEO. For each year of the CEO employment commencing on January 1, 2019, the annual award under our long-term incentive plan(s) (“LTIP”), as in effect from time to time, will have a minimum value of $2,000,000, with 50% of such annual LTIP award being in the form of restricted stock and 50% of such annual LTIP award being in the form of cash.  LTIP awards received by Mr. Miller shall vest in equal amounts over two years and otherwise shall be subject to conditions as are consistent with terms and conditions applicable to LTIP awards made to our other senior executives. In 2019, Mr. Miller received $1,000,000 in the form of cash, plus $$1,000,057 in the form of restricted stock pursuant to his amended employment agreement. In addition, Mr. Miller received a special cash award in 2018 in the amount of $1,000,000 in connection with entering into the amendment. Except as described above, all other terms of the Employment Agreement remain in full force and effect and are unchanged.

Mr. Alan Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Alan Miller of the incremental costs incurred at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine (as discussed in the Compensation Discussion and Analysis).

Mr. Alan Miller’s salary as our Chief Executive Officer will be $1,735,700 for 2020 which is a 2.1% increase over his 2019 salary. Mr. Miller is also entitled to an annual bonus opportunity target equal to 100% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures.

In addition to the stock options and/or restricted stock granted to Mr. Alan Miller during the years discussed above in the Compensation Discussion and Analysis-Restricted Stock Awards and Stock Options, he was also eligible to receive awards under our long-term incentive plan(s), including shares of restricted stock.

For a further description of the employment agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below. For a further description of the compensation setting process with respect to Mr. Miller, please refer to the Compensation Discussion and Analysis section above.

Chief Executive Officer Restricted Stock Grants in 2019, 2018 and 2017

Pursuant to Mr. Alan Miller’s Employment Agreement, in March of 2019, January of 2018 and March of 2017, as indicated below, the Compensation Committee approved the issuance of restricted shares of our Class B

Common Stock to Mr. Alan Miller pursuant to the Amended and Restated 2010 Employees’ Restricted Stock Purchase Plan. The restricted shares issued in March, 2019 had a market value of $1.0 million, the restricted shares issued in January, 2018 had a market value of $1.5 million and the restricted shares issued in March, 2017 had a market value of $2.0 million on the date of grant. The March of 2019 restricted stock grant has a vesting schedule of 50% on each of the first and second anniversaries of the date of grant.  The January of 2018 and March of 2017 restricted stock grants have a vesting schedule of 25% on each of the first, second, third and fourth anniversaries of the grant date. The forfeiture of these shares prior to the vesting dates are determined pursuant to the terms set forth in the Restricted Stock Purchase Agreement. Dividends declared by the Company are paid with respect to outstanding shares of restricted stock.

•	7,462 restricted shares of our Class B Common Stock issued on March 20, 2019 (grant date market value of $134.02 per share).
•	12,926 restricted shares of our Class B Common Stock issued on January 17, 2018 (grant date market value of $116.05 per share).
•	16,057 restricted shares of our Class B Common Stock issued on March 29, 2017 (grant date market value of $124.56 per share).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2019.

	Option Awards (1.)					Stock Awards (2.)
								Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan
			Equity					Number	Awards:
			Incentive			Number		of	Market or
			Plan			of	Market	Unearned	Payout
			Awards:			Shares	Value of	Shares,	Value of
			Number of			or Units	Shares	Units or	Unearned
	Number of	Number of	Securities			of Stock	or Units	Other	Shares,
	Securities	Securities	Underlying			That	of Stock	Rights	Units or
	Underlying	Underlying	Unexercised	Option		Have	That	That	Other Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($) (4.)	(#)	($)
Alan B. Miller						28,348	$4,066,804	0	0
	590,000	0	0	$117.29	03/17/2020	0	0	0	0
	442,500	147,500	0	$118.62	03/22/2021	0	0	0	0
	295,000	295,000	0	$124.56	03/28/2022	0	0	0	0
	147,500	442,500	0	$119.64	04/12/2023	0	0	0	0
	0	590,000	0	$134.02	03/19/2024	0	0	0	0

Marc D. Miller	45,000	25,000	0	$118.62	03/22/2021	0	0	0	0
	51,500	51,500	0	$124.56	03/28/2022	0	0	0	0
	25,000	75,000	0	$119.64	04/12/2023	0	0	0	0
	0	100,000	0	$134.02	03/19/2024	0	0	0	0

Steve G. Filton	70,000	-	0	$117.29	03/17/2020	0	0	0	0
	52,500	17,500	0	$118.62	03/22/2021	0	0	0	0
	35,000	35,000	0	$124.56	03/28/2022	0	0	0	0
	17,500	52,500	0	$119.64	04/12/2023	0	0	0	0
	0	70,000	0	$134.02	03/19/2024	0	0	0	0

Marvin G. Pember	0	13,750	0	$118.62	03/22/2021	0	0	0	0
	0	30,000	0	$124.56	03/28/2022	0	0	0	0
	0	52,500	0	$119.64	04/12/2023	0	0	0	0
	0	70,000	0	$134.02	03/19/2024	0	0	0	0

Matthew J. Peterson (3.)	0	50,000	0	$151.99	09/17/2024	0	0	0	0
1.

Stock option awards.   The stock options issued to Mr. Matthew J. Peterson on September 18, 2019 are scheduled to vest in three equal installments on the second, third and fourth anniversaries of the grant date. All other stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On March 18, 2015, stock options were granted with an exercise price of $117.29
•	On March 23, 2016, stock options were granted with an exercise price of $118.62.
•	On March 29, 2017, stock options were granted with an exercise price of $124.56.
•	On April 13, 2018, stock options were granted with an exercise price of $119.64.
•	On March 20, 2019, stock options were granted with an exercise price of $134.02.
•	On September 18, 2019, stock options were granted with an exercise price of $151.99.
2.	Restricted Stock Awards. The outstanding restricted stock awards for Mr. Alan B. Miller are scheduled to vest as follows:

Date	2020	2021	2022	2023	TOTAL
January 17,	3,232	3,231	3,232	-	9,695
March 20,	3,731	3,731	-	-	7,462
March 23,	3,162	-	-	-	3,162
March 29,	4,014	4,015	-	-	8,029
TOTAL	14,139	10,977	3,232	-	28,348

3.

Mr. Peterson was hired by the Company in September, 2019 and was awarded stock options upon the commencement of his employment, which are scheduled to vest in three equal installments on the second, third and fourth anniversaries of the grant date.

4.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 2019 of $143.46 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	590,000	$35,665,350	13,604	$1,811,791
Marc D. Miller	210,000	$9,056,863
Steve G. Filton	70,000	$4,384,100
Marvin G. Pember	188,750	$7,441,854
Matthew J. Peterson	-	$-
(1.)	Restricted stock for Alan B. Miller vested as follows:
•	On January 17, 2019, 3,231 shares at $129.64 per share.
•	On March 18, 2019, 3,198 shares at $134.24 per share.
•	On March 23, 2019, 3,161 shares at $135.31 per share.
•	On March 29, 2019, 4,014 shares at $133.51 per share.

PENSION BENEFITS

Executive Retirement Income Plan (“ERIP”)

In October 1993, the Board of Directors adopted the ERIP, which was subsequently closed to new participants effective January 1, 2015. Pursuant to the terms of the ERIP, certain management or other highly compensated employees, who had been previously designated as plan participants by our Board of Directors prior to December 31, 2014, and who had completed at least 10 years of active employment with us, may receive retirement income benefits.

Subject to certain conditions, the monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Upon attaining the qualified age of retirement as stipulated in the plan, subject to certain conditions, payment of ERIP benefits are made to participants in 60 monthly installments following their retirement date. In certain circumstances, the participant may elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If a participant’s employment with us is terminated prior to their qualified age of retirement, no ERIP benefits will be payable unless the Board of Directors, in its full discretion, determines otherwise.

In 2018, upon commencement of the Supplemental Executive Retirement Income Plan (“SERIP”), as discussed below, certain participants of the ERIP, who had not yet approached their qualified age of retirement, were given the option to remain in the ERIP or convert their participation into the SERIP.  Please see Supplemental Executive Retirement Income Plan below for additional disclosure related to participants who elected to convert from the ERIP to the SERIP.

Mr. Alan B. Miller remains a participant in the ERIP. Mr. Alan B. Miller’s aggregate benefit payable under the ERIP (for the 60 months in which the participant receives benefits), assuming retirement as of December 31, 2019, amounted to approximately $2.5 million.  As discussed below, Marc D. Miller and Steve G. Filton converted their ERIP participation into the SERIP.

The following tables provide information about pension benefits pursuant to our ERIP for our named executive officer, as described below.

Name	Number of Years Credited Service (#)	Value of Accumulated Benefit ($) (1.)	Payments During Last Fiscal Year ($)
Alan B. Miller	41	$2,225,968	0

(1.)	4% discount rate applied over the projected post-retirement 5-year payout period.

Supplemental Executive Retirement Income Plan (“SERIP”)

In July, 2018, the Board of Directors adopted the SERIP. Pursuant to the terms of the SERIP, a select group of management or other highly compensated employees may be designated as plan participants. Our SERIP, which is subject to the applicable provisions of Internal Revenue Code Section 409A, provides eligible employees with annual employer contributions which are entirely at the Company’s discretion. Generally, each annual contribution vests on the earlier of: (i) the 5th anniversary of the date of funding to the participant’s account, or; (ii) the participant attaining the qualified age of retirement (either age 62 or age 65, as stipulated in the SERIP). The SERIP also provides for discretionary alternative vesting schedules for certain supplemental discretionary contributions made on an individual basis. Upon attaining the SERIP’s qualified age of retirement, distributions are paid in 10 annual installments to the participant upon the participants retirement.  Distributions due to events other than retirement are paid in a lump sum. Our obligation to make payments of amounts credited to participants’ accounts is a general unsecured obligation.

As discussed above, a select group of employees who were previously participants in the ERIP and elected to convert to the SERIP, have been provided with an unfunded, lump sum conversion balance that was credited to the participant’s SERIP account. The unfunded ERIP conversion balances transferred to the SERIP, which were computed based upon the participant’s 2017 salary and will remain permanently unchanged after conversion, are payable over 60 monthly installments, if the participant attains their qualified age of retirement, as previously stipulated in the ERIP. If the participant does not attain their qualified age of retirement, the ERIP conversion balance is forfeited unless the Board of Directors, in its full discretion, determined otherwise. For ERIP participants who elected to convert to the SERIP, their participation in the ERIP was terminated upon conversion and no future benefits will be earned pursuant to the ERIP. SERIP participants who converted from the ERIP are entitled to future benefits pursuant to the terms of the SERIP.

Marc D. Miller and Steve G. Filton elected to convert their ERIP participation into the SERIP.  As a result of their elections, their unfunded ERIP conversion balances, which are reflected below and were computed based upon their 2017 salaries, will remain permanently unchanged. Marvin G. Pember and Matthew J. Peterson, who were not previously ERIP participants, also participate in the SERIP.

The following tables provide information about pension benefits pursuant to our SERIP for our named executive officers as described below.

Name	SERIP Beginning Balance 1/1/2019 ($)	Registrant SERIP Contributions in Last Fiscal Year ($) (1.)	SERIP Gains in Last Fiscal Year ($)	SERIP Distributions ($)	SERIP Balance at Last Fiscal Year-End ($)		ERIP Conversion Balance to SERIP	Aggregate Balance at Last Fiscal Year-End ($)
					Vested	Unvested
Marc D. Miller	$38,819	$47,164	$14,366	$-	$-	$100,349	$1,136,438	$1,236,787
Steve G. Filton	$32,870	$38,154	$8,136	$-	$79,160	$-	$919,340	$998,500
Marvin G. Pember	$163,911	$40,185	$29,432	$-	$233,528	$-	$-	$233,528
(1.)	Amounts represent discretionary contributions made by the Company during 2019 to the SERIP accounts.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. Under the Deferred Compensation Plan, an employee is deemed eligible if their base compensation for 2019 was $125,000 or higher and they are performing duties in a qualified position. The base compensation threshold is adjusted annually for cost-of-living increases.

Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 50% of an employee’s base salary or 95% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at retirement at age 55 and 10 years of service for deferrals made prior to January 1, 2016, and age 55 and 5 years of service for deferrals made on or after January 1, 2016, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single lump sum or equal annual or less frequent installments over a period not to exceed ten years. For deferrals made on or after January 1, 2016, an employee may elect to defer the retirement distribution to begin one year following retirement. An employee or designated beneficiary will receive a lump sum as a result of death, disability, or termination, other than for retirement.  An employee may change his distribution elections by making new distribution elections at least 12 months prior to the date on which such payment was otherwise scheduled to be made and must be delayed until a date that is at least five years after the date the distribution was previously scheduled to begin.

Our obligations under the Deferred Compensation Plan in connection with an employee’s scheduled distribution are payable in a lump sum or installments of two to ten years, commencing on the date indicated by the employee. If the employee’s employment is terminated prior to the distribution of obligations in accordance with a scheduled distribution then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s account will be reduced accordingly.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information about our Deferred Compensation Plan for our named executive officers.

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Alan B. Miller	$100,000	$0	$450,517	$0	$2,438,070
Marc D. Miller	$0	$0	$49,415	$0	$203,788
Steve G. Filton	$0	$0	$0	$0	$0
Marvin G. Pember	$529,457	$0	$586,737	$(45,128)	$2,976,848
Matthew J. Peterson	$60,000	$0	$2,176	$0	$62,176

(1.)	Amounts included in “salary” in the Summary Compensation Table.

Split-Dollar Life Insurance Agreements:

See Split-Dollar Life Insurance Agreements as included above in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination

On July 24, 2013, we entered into an employment agreement, as amended on November 5, 2018, with Alan B. Miller (“Employment Agreement”) that stipulates that Mr. Miller will serve as the Chairman of our Board of Directors and Chief Executive Officer (“CEO”) through December 31, 2017, and provides for automatic annual renewals unless either party elects otherwise. During 2019, Mr. Miller’s Employment Agreement was automatically renewed for one year through December 31, 2021. The agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors during the term of his CEO employment. The Employment Agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

In general, Mr. Alan Miller’s long-term stock-based incentive awards granted pursuant to his Employment Agreement will become fully vested upon termination of his employment other than by us for “cause” or voluntarily by Mr. Alan Miller before the end of the applicable term (under circumstances not involving a breach of the Employment Agreement by us).

If Mr. Alan Miller’s employment is terminated for “cause”, as defined in the Employment Agreement, he will be entitled to any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan Miller’s employment as Chief Executive Officer is terminated due to his disability, Mr. Alan Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of Mr. Alan Miller’s base salary, payable in twelve equal monthly installments. If Mr. Alan Miller’s employment or service terminates due to his death,

Mr. Alan Miller’s beneficiary shall receive a pro rata portion of the annual bonus which would otherwise have been payable to Mr. Alan Miller for the year of his death.

If Mr. Miller terminates his employment or other service under the Employment Agreement because of a material change in the duties of his office or any other breach by us of our obligations, or in the event of the termination of Mr. Alan Miller’s employment by us without cause or otherwise in breach of the Employment Agreement, Mr. Alan Miller will generally continue to receive all of the cash compensation, benefits and minimum long term incentive compensation set forth in the Employment Agreement as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate.

The following table provides quantitative disclosure of the estimated payments that would be made to Mr. Alan Miller under his Employment Agreement as of December 31, 2019, the last business day of our fiscal 2019, assuming that the Employment Agreement would have been in effect at that time:

	Cash Severance Payment ($)		Perquisites/ Benefits ($)		Vesting Acceleration of Previously Granted Stock Based Awards ($) (e.)	Long Term Incentive Plan Awards ($)		Total Termination Benefits ($)
Alan B. Miller
Termination by Us for “Cause”	$0		$0		$0	$0		$0
Termination Due to Mr. Alan Miller’s Disability	$1,735,700	(a.)	$0		$29,416,154	$0		$31,151,854
Termination Due to Mr. Alan Miller’s Death	$0		$0		$29,416,154	$0		$29,416,154
Termination by Mr. Alan Miller for “Breach by the Company” or Termination by the Company Without Cause	$7,012,228	(b.)	$2,350,349	(c.)	$29,416,154	$4,000,000	(d.)	$42,778,731

(a.)	Based upon 50% of the targeted 2020 non-equity incentive plan bonus award and 50% (6 months) of Mr. Alan Miller’s 2020 base salary.
(b.)

Assumes (i) continuation of all cash compensation through 2021 (automatic annual renewal termination date); (ii) annual base salary increase of 2.0% through 2021, and; (iii) an annual bonus award equal to 100% of his estimated base salary through 2021, which assumes the achievement of the bonus opportunity target set forth under Mr. Alan Miller’s employment agreement.

(c.)

Assumes (i) continuation of all entitled perquisites through 2021; (ii) continuation of insurance premiums in connection with long-term disability, our 401(k) match and charges all of which were based upon the actual 2019 amounts. Additionally, assumes premiums due in connection with split-dollar life insurance agreements through 2021. Please see the Summary Compensation and the All Other Compensation table included herein.

(d.)

Pursuant to the terms of the amendment to the Employment Agreement dated November 5, 2018, assumes continuation of minimum long-term incentive compensation through 2021 with 50% being in the form of restricted stock and 50% in the form of cash.

(e.)

Represents the intrinsic value of the accelerated stock options and restricted stock awards based upon the closing price per share of the Class B Common Stock on the NYSE on December 31, 2019 of $143.46 per share. The full grant date fair values of these awards were included in the Summary Compensation Table in the year of original grant.

In addition, in the event of an involuntary termination of their respective employment by the Company without cause, Mr. Pember and Mr. Peterson are each entitled to receive salary continuation for 12 months and Mr. Peterson is also entitled to reimbursement of a portion of his COBRA premium for 12 months.  Assuming such an involuntary termination of their respective employment had occurred as of December 31, 2019, Mr. Pember and Mr. Peterson would be entitled to receive aggregate cash severance payments of $697,591 and $600,000, respectively, and Mr. Peterson would have been entitled to the reimbursement of a portion of his COBRA premium aggregating to $7,800.

Potential Payments upon a Change of Control

Pursuant to our Third Amended and Restated 2005 Stock Incentive Plan, all of our employees receive full acceleration of the vesting of any unvested stock options in the event that such stock options are not assumed or substituted by the surviving or acquiring company following a change of control of the Company. The intrinsic value of our named executive officers’ stock options for which vesting would have accelerated assuming a change in control of the Company in which equity awards are not assumed or substituted had occurred as of December 31, 2019, is as follows:  Alan B. Miller: $25,349,350; Marc D. Miller: $4,324,820; Steve G. Filton: $3,007,550; Marvin G. Pember: $2,819,900, and; Matthew J. Peterson: $0. Such intrinsic values of the accelerated stock options were calculated based upon the closing price per share of our common stock on December 31, 2019 of $143.46 as reported on the NYSE. Vesting acceleration of stock option awards if such equity awards are not assumed or substituted is the only benefit provided to our named executive officers in the event of a change of control.  In the event of a termination of employment following a change in control of the Company, the named executive officers may be entitled to payments and benefits as described above under “Potential Payments Upon Termination”.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Alan B. Miller, the Chairman of our Board of Directors and Chief Executive Officer.

As is permitted under the SEC rules, we reasonably determined our median employee by using the greater of total annual W-2 wages of employees both in the U.S. and the U.K. who were employed as of December 31, 2019 (excluding Mr. Miller), or calculated annualized pay for those who commenced work during 2019 or were on a leave of absence.  The employee population consisted of our full-time, part-time and temporary employees.  The inclusion of part-time and temporary employees reduces the median of the annual total compensation for the overall group of our employees. Due to the amount of turnover and job status changes that exist in the healthcare industry, we recalculated the median employee in 2019 and determined that person’s total compensation was $38,931. The ratio of CEO pay to median worker pay is 629:1.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices.  As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our non-employee Directors for 2019.

Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value Stock Awards (1.) ($)	Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lawrence S. Gibbs	$81,500	$0	$304,349	$0	$0	$385,849
Robert H. Hotz (3.)	$85,336	$0	$304,349	$0	$0	$389,685
Eileen C. McDonnell	$91,082	$0	$304,349	$0	$0	$395,431
Warren J. Nimetz	$65,000	$0	$304,349	$0	$0	$369,349
Elliot J. Sussman, M.D.	$84,582	$0	$304,349	$0	$0	$388,931

(1.)	There were no restricted stock awards made to our non-employee directors during 2019.
(2.)	Each non-employee director received 10,000 stock options on March 20, 2019, which had a grant date fair value of $304,349 or $30.43 per share.
(3.)	Mr. Robert H. Hotz resigned from our Board of Directors on March 1, 2020.
As of December 31, 2019 the following stock options were outstanding for each director:

Lawrence S. Gibbs	60,000
Robert H. Hotz (a.)	26,250
Eileen C. McDonnell	26,250
Warren J. Nimetz	20,000
Elliot J. Sussman, M.D.	20,000

(a.)

Mr. Hotz resigned from the Board of Directors on March 1, 2020.  At that time, Mr. Hotz had the following outstanding stock options that were cancelled as of that date: (i) 2,500 granted on March 29, 2017 at $124.56 per share; (ii) 5,000 granted on April 13, 2018 at $119.64 per share, and; (iii) 7,500 granted on March 20, 2019 at $134.02 per share. On January 29, 2020, our Board of Directors approved an extension of the expiration date, to May 15, 2020, on the following stock options: (i) 3,750 granted on March 23, 2016 at $118.62 per share (all of these stock option vested on March 23, 2020); (ii) 2,500 granted on March 29, 2017 at $124.56 per share (all of these stock options vested on March 29, 2020); (iii) 2,500 granted on April 13, 2018 at $119.64 (all of these stock options are scheduled to vest on April 13, 2020), and; (iv) 2,500 granted on March 20, 2019 at $134.02 per share (all of these stock options vested on March 20, 2020).

2019 Cash Compensation.    During 2019, all non-employee directors received a pro rata annual retainer of $65,000 for service on the Board of Directors. Additionally, during 2019, Eileen C. McDonnell, Chairperson of the Audit Committee received an annual retainer of $10,000 for her services in that capacity. Lawrence S. Gibbs, Robert H. Hotz and Elliott J. Sussman, members of the Audit Committee, each received an annual retainer of $2,500 for services in that capacity. Also during 2019, Robert H. Hotz, Chairman of the Compensation Committee received a pro rata annual retainer of $5,000 for his services in that capacity through May 20, 2019 ($1,918 on pro rata basis). Eileen C. McDonnell, Chairperson of the Compensation Committee effective May 20, 2019, received a pro rata annual retainer of $5,000 for her services in that capacity ($3,082 on pro rata basis). Additionally, Robert H. Hotz, Chairman of the Nominating and Governance Committee received a pro rata annual retainer of $5,000 for his services in that capacity through May 20, 2019 ($1,918 on pro rata basis) and Elliot J. Sussman, M.D., Chairman of the Nominating and Governance Committee effective May 20, 2019, received a pro rata annual retainer of $5,000 for his services in that capacity ($3,082 on pro rata basis). Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Committee meeting fees paid during 2019 were as follows: Robert H. Hotz, Lawrence S. Gibbs and Elliot J. Sussman, M.D. were each paid $14,000 and Eileen C. McDonnell was paid $13,000. Warren J. Nimetz was not paid any committee meeting fees during 2019.

2019 Stock Option Awards. On March 20, 2019, all non-employee directors received options to purchase 10,000 shares of our Class B Common Stock at an exercise price of $134.02 per share. These options had a grant date fair value of $30.43 per share. These stock options were granted under our Third Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alan B. Miller serves as the Chairman of our Board of Directors and Chief Executive Officer (“CEO”). Alan B. Miller also serves as the Chairman of the Board of Trustees, CEO and President of Universal Health Realty Income Trust (“UHT”), a publicly traded real estate investment trust which commenced operations in 1986. The Company acts as advisor to UHT pursuant to the terms of an annually renewable advisory agreement and also leases the real property of certain of its facilities from UHT.

Marc D. Miller serves as our President and a member of our Board of Directors. Marc D. Miller is the son of Alan B. Miller. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement. Additionally, Marc D. Miller serves as a member of the Board of Trustees of UHT, and also serves as a member of the Board of Directors of Premier, Inc., a healthcare performance improvement alliance which contracts with the Company pursuant to a group purchasing agreement.

Warren J. Nimetz, a member of our Board of Directors and a member of the Executive Committee and the Finance Committee, is a Partner in Norton Rose Fulbright US LLP, the law firm we use as outside corporate counsel. We paid approximately $201,000 in legal fees to this law firm in 2019.  This law firm also provides personal legal services to Alan B. Miller, our CEO.   Mr. Nimetz is the trustee of certain trusts for the benefit of Alan B. Miller and his family.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our chief compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of Ms. Mia Meloni, our Chief Compliance Officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our Chief Compliance Officer for review, consideration and approval. In approving or rejecting the proposed agreement, our Chief Compliance Officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our Chief Compliance Officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our Chief Compliance Officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that four of its seven current members (Lawrence S. Gibbs, Eileen C. McDonnell, Maria R. Singer and Elliot J. Sussman, M.D.) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards.

In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the Company. We currently intend to have a majority of independent directors on our Board of Directors and all independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2019, there were six regular meetings of the Board of Directors. All directors participated in each of the meetings of the Board of Directors and all or substantially all of meetings held by the respective committees on which they served, if applicable. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2019 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Board Leadership Structure and Board of Directors

Mr. Alan B. Miller serves as both the Company’s Chairman of the Board and CEO. Eileen C. McDonnell serves as the Lead Independent Director and presides over the executive sessions of the non-management directors. The Company believes this structure allows all of the non-management directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Director should serve as a Director of the Company, in light of the Company’s business and structure, are as follows:

Alan B. Miller has been a Director of the Company since 1978. Mr. Alan Miller has been the Company’s Chairman of the Board of Directors and CEO since 1978, when he founded the Company. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Mr. Alan Miller currently serves as Chairman of the Board of Trustees, CEO and President of Universal Health Realty Income Trust. Mr. Alan Miller oversees all of the Company’s businesses, its operations, development and overall strategy. As a result of his many years of service, Mr. Alan B. Miller provides expertise on the hospital management industry.

Marc D. Miller has been a Director of the Company since 2006 and was appointed President of the Company in May 2009. Previously he has served in various management positions including: Senior Vice President and Co-Head of our Acute Care Division (2007-2009) and Vice President, Acute Care Division (2004-2007).  Also served in various roles in our Acute Care Division since 2003, and served in other management positions at various acute care hospitals from 1999 to 2003. Additionally, Mr. Marc D. Miller serves as a member of the Board of Trustees of Universal Health Realty Income Trust and as a member of the Board of Directors of Premier, Inc. Mr. Marc D. Miller provides expertise on the hospital management industry.

Lawrence S Gibbs has been a Director of the Company since 2011. Since September 2019, he has served as a product manager at AIG, artificial intelligence platform. Prior thereto, he served as the Chief Investment Officer at Erdos Capital, Managing Partner at Cannonball Trading, LLC (2010 to 2017), a Portfolio Manager at JP Morgan Chase Bank NA (2006 to 2009) and a Portfolio Manager at Millennium Partners, LLC (2005 to 2006). Mr. Gibbs provides expertise on corporate finance and investment matters.

Eileen C. McDonnell has been a Director of the Company since 2013. Ms. McDonnell currently serves as Chairman and Chief Executive Officer of The Penn Mutual Life Insurance Company. She joined Penn Mutual in 2008 and previously served as President of the company. Ms. McDonnell was also appointed to The Penn Mutual Board of Trustees in 2010. Before joining Penn Mutual, Ms. McDonnell founded ExecMPower, a strategic planning and executive coaching consultancy. Previously, she was president of New England Financial, a wholly owned subsidiary of MetLife, and senior vice president of the Guardian Life Insurance Company. Ms. McDonnell also serves on the Board of Janney Montgomery Scott LLC, a wholly owned subsidiary of Penn Mutual. Ms. McDonnell also serves as a Director of the Insurance Federation of Pennsylvania, serves on the Corporate Council of Children’s Hospital of Philadelphia, and is a national advisor to Vision 2020, an initiative of Drexel University College of Medicine Institute for Women’s Health and Leadership. Ms. McDonnell provides expertise on the insurance industry and financial matters.

Warren Nimetz has been a Director of the Company since January 2018. He has been a Partner at the law firm of Norton Rose Fulbright US LLP since 1987, and he is Administrative Partner of the New York office. Mr. Nimetz focuses his practice on general corporate and securities law, with special emphasis on mergers and acquisitions of public and private companies including tender offers, leveraged and other buyouts, private equity investments, joint ventures and related corporate governance issues. He also has substantial experience with all types of financing transactions, including public offerings, private placements and bank and other institutional lending and structured finance. Mr. Nimetz has special expertise in structuring and negotiating transactions involving the acquisition, financing and disposition of hospital and other health care and life science companies and properties. Mr. Nimetz provides expertise on legal matters.

Maria R. Singer was elected to our Board of Directors in March, 2020. She is Chief Operating Officer, Corporate Finance at Houlihan Lokey. She previously served as Managing Director and COO of Blackstone Advisory Partners (2008 to 2015). She also served in various roles at Lehman Brothers, Inc. including Senior Vice President, Office of the Chairman and Senior Vice President, Debt Capital Markets (2002 to 2008). Ms. Singer provides expertise on financial and strategic advisory matters.

Elliot J. Sussman, M.D. has been a Director of the Company since March 2018. He is Chairman of The Villages Health. He previously served as President and Chief Executive Officer of Lehigh Valley Hospital and

Health Network from 1993 through 2010. He has been a member of the Board of Directors of Yale New Haven Health System since 2011. Dr. Sussman provides expertise on the management of hospitals and health systems.

The Board holds six regular meetings each year to consider and address matters involving the Company. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee, a Nominating & Governance Committee, an Executive Committee and a Finance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to concentration of the locations of our facilities, dependence on payments from the government and other third party payors, the impact of the Coronavirus pandemic on our facilities and the markets in which they operate, a worsening of the economic and employment conditions in the United States, uncertainties regarding health care reform, the inability to collect payments from patients, competition for patients from other hospitals and health care providers, our ability to recruit and retain quality physicians, our ability to attract and retain qualified nurses and medical support staff, compliance with extensive laws and government regulations, liabilities from claims brought against our facilities, governmental investigations, regulatory actions, whistleblower lawsuits and purported stockholder class action lawsuits, accreditation of our facilities, acquisition and integration of hospitals, state efforts to regulate the construction or expansion of health care facilities, fluctuations in our operating results, quarter to quarter earnings and other factors, significant corporate regulation as a public company, and dependence on key management personnel.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company. Eileen C. McDonnell, the Lead Independent Director, periodically meets with management and the Company’s independent registered public accounting firm to review and discuss the activities of the Company and to provide direction with respect thereto.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.    The current members of the Compensation Committee are Eileen C. McDonnell (Chairperson), Lawrence S. Gibbs and Elliot J. Sussman, M.D., The Compensation Committee met one time during 2019. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees that shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services. As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement.

Audit Committee.    Current members of the Audit Committee are Eileen C. McDonnell (Chairperson), Lawrence S. Gibbs, Maria R. Singer and Elliot J. Sussman, M.D. No member serves on the audit committee of more than three public companies. The Audit Committee met thirteen times during 2019.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that Eileen C. McDonnell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.    The current members of the Nominating & Governance Committee are Elliot J. Sussman, M.D., (Chairman), Lawrence S. Gibbs and Maria R. Singer. This Committee did not meet during 2019. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of: (i) assisting the Board of Directors by identifying individuals who are qualified to become directors, consistent with the criteria approved by the Board of Directors; (ii) recommending to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected; (iii) developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines; (iv) leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management, and; (v) recommending to the Board of Directors director nominees for each committee of the Board of Directors. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee seeks persons who have achieved prominence in their fields and who possess significant experience in areas of importance to the Company. Additionally, strong analytical skills, independence, energy, forthrightness and integrity are desired characteristics that the Nominating & Governance Committee seeks in potential candidates. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds, including diversity of gender and race that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our stockholders. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee did not meet in 2019. Current members of the Executive Committee are Alan B. Miller (Chairman), Eileen C. McDonnell, Marc D. Miller and Warren J. Nimetz.

Finance Committee.    The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee did not meet during 2019. Members of this Committee are Alan B. Miller (Chairman), Marc D. Miller, Warren J. Nimetz and Maria R. Singer.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of the Company’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements and internal controls;
•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;
•	significant developments in accounting rules;
•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and
•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter that was originally adopted by the Board of Directors in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2019:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.
•	Second, the Audit Committee met with the independent auditors, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

The Audit Committee reviewed and discussed our consolidated financial statements with the Board of Directors and discussed them with PricewaterhouseCoopers LLP during the 2019 fiscal year, along with the matters required to be discussed by Statement of Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board.  The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures, including the letter, required by PCAOB 3524 and 3526 and discussed with PricewaterhouseCoopers LLP its independence.

Based on the discussions with PricewaterhouseCoopers LLP and management, the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2019 Annual Report on Form 10-K, as filed on February 26, 2020.

Audit Committee

Eileen C. McDonnell

Lawrence S. Gibbs

Maria R. Singer

Elliot J. Sussman, M.D.

RELATIONSHIP WITH INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditors during 2019 and 2018. Representatives from PwC will be in attendance at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

PwC’s audit report on our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Set forth below are the fees paid or accrued for the services of PwC during 2019 and 2018:

	2019	2018
Audit fees	$3,725,500	$3,141,000
Audit-related fees	12,400	25,000
Tax fees	257,715	71,400
All other fees	260,000	120,000
Total	$4,255,615	$3,357,400

Audit fees consisted of professional services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2019 and 2018 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with regulatory filings, acquisitions and other matters. Commencing in 2019, PwC began performing statutorily required professional services rendered in connection with our behavioral health care facilities located in the U.K.  Prior to 2019, these services were provided by another independent audit firm.

Fees for tax services in 2019 and 2018 consisted primarily of consultation on various tax matters related to us and our subsidiaries, including preparation of federal and state income tax returns for certain of our subsidiaries.

The other fees to PwC during each of 2019 and 2018 consist of consulting services related to an enhanced reimbursement project.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

ATTENDING THE ANNUAL MEETING ONLINE

The Annual Meeting will be accessible via live audiocast on the internet.  To participate at the Annual Meeting online, please visit www.meetingcenter.io/266493346 (password: UHS2020) and review the instructions below.  Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting.  Our virtual meeting platform allows all participating stockholders to submit questions and vote during the meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

For registered stockholders: If you were a stockholder as of the close of business on March 24, 2020 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. Registered stockholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/266493346 and entering the 15-digit control number that can be found on your Notice of Internet Availability of Proxy Materials or proxy card mailed with the proxy materials and the meeting password, UHS2020.

For beneficial owners: If you were a stockholder as of the close of business on March 24, 2020 and hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register you will need to obtain a Legal Proxy from your bank, broker or other nominee.  Once you have received a Legal Proxy form from them, forward the email with your name and the Legal Proxy attached or send a separate email with your name and Legal Proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com.   Requests for registration must be received no later than 5:00 p.m., Eastern daylight time, on May 15, 2020. You will receive a confirmation email from Computershare of your registration. At the time of the meeting, go to www.meetingcenter.io/266493346 and enter your control number and the meeting password, UHS2020.  If you do not have your control number you may attend as a guest (non-stockholder) by going to www.meetingcenter.io/266493346 and entering the information requested on the following screen.  Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

Annex A

Schedule of Non-GAAP Supplemental Information

For the Years Ended December 31, 2019 and 2018

(in thousands, except per share amounts, unaudited)

	Year ended		Year ended
	December 31, 2019		December 31, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income attributable to UHS	$814,854	$9.13	$779,705	$8.31
Plus/minus after-tax adjustments:
Increase in Department of Justice Reserve and related income taxes	14,583	0.16	78,171	0.83
Impact of ASU 2016-09	(12,200)	(0.14)	(1,195)	(0.01)
Provision for asset impairment, after-tax	74,583	0.84	37,669	0.40
Subtotal adjustments	76,966	0.86	114,645	1.22
Adjusted net income attributable to UHS	$891,820	$9.99	$894,350	$9.53

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING ONLINE.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 9, 2020

Universal Health Services, Inc.

2020 OMNIBUS STOCK AND INCENTIVE PLAN

ARTICLE 1.  PURPOSE OF THE PLAN

The purpose of the Universal Health Services, Inc. 2020 Omnibus Stock and Incentive Plan (the “Plan”) is to advance the interests of Universal Health Services, Inc. and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent Employees, Directors, and Consultants upon whose efforts and judgment its success is largely dependent.

ARTICLE 2.  DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.  The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2

“Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, an award of Restricted Stock Units, a Performance-Based Award or any other right or benefit, including any other Award under Article 8, granted to a Participant pursuant to the Plan.

2.3	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
2.4	“Board” means the Board of Directors of the Company.
2.5

“Cause” shall have the meaning ascribed to such term in the Award Agreement, or if the term is not defined in the Award Agreement, shall mean, with respect to an Employee, (a) a final, non-appealable conviction of the Employee for commission of a felony involving moral turpitude, (b) the Employee’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation, or (c) the Employee’s material failure or refusal to perform his or her duties if such Employee has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies the Employee in writing of such failure or refusal to perform.

2.6	“Change in Control” shall mean the first to occur of:
(a)

completion of a consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which each class of the Company’s common stock would be converted into cash, securities or other property, other than (i) a consolidation or merger of the Company in which the holders of each class of common stock immediately prior to the consolidation or merger have the same proportionate ownership and voting power with respect to the common stock of the surviving corporation immediately after the consolidation or merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) 50% or more of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger;

(b)

shareholder approval of a plan of complete liquidation or dissolution of the Company or consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale;

(c)

any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (i) persons or their family members or affiliates which have such voting power on the date of adoption of the Plan, or (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the voting securities of the Company other than pursuant to a plan or arrangement entered into by such person and the Company; or

(d)

during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board (the “Incumbent Board”) shall cease for any reason to constitute a majority of the Board; provided, that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the beginning of the period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period shall be deemed a member of the Incumbent Board.

Further, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, in order to make payment upon such Change in Control, the transaction or event described above with respect to such Award must also constitute a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (or any successor provision), and if it does not, payment of such Award will be made pursuant to the Award’s original payment schedule or, if earlier, upon the death of the Participant, unless otherwise provided in the Award Agreement.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the committee of the Board appointed or described in Article 11 to administer the Plan.
2.9	“Common Stock” means the Class B Common Stock, $.01 par value per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 11.
2.10	“Company” means Universal Health Services, Inc., a Delaware corporation.
2.11

“Consultant” means any consultant or adviser if: (a) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.

2.12	“Director” means a member of the Board.
2.13

“Disability” means, unless otherwise provided in the Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy.  If the Company or the Subsidiary or Affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board (or its delegate) in its discretion.  Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, and for purposes of an Award that is subject to Section 409A of the Code, shall mean a “Disability” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code.

2.14

“Dividend Equivalent” means a right granted to a Participant related to the Award of Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units which is a right to accrue the equivalent value of dividends paid on the Shares prior to vesting of the Award (or prior to payment of an Award that is subject to deferred settlement).  Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that in no event shall Dividend Equivalents be paid on any Award that is not vested or that does not become vested in accordance with its terms.

2.15

“Effective Date” means the date on which the Plan is approved by the Company’s stockholders if such stockholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

2.16	“Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.17

“Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Subsidiary or Affiliate as (a) independent contractors or (b) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise.  A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company, a Subsidiary and/or Affiliate; provided that, with respect to an Award that constitutes a deferral of compensation and is subject to Section 409A of the Code, in order to settle such an Award as a result of a separation from service (including a termination of employment), whether or not a Participant has had a “separation from service” will be determined within the meaning of such term under Section 409A of the Code.  Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Subsidiary or Affiliate.

2.18

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.20

“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.20, the fair market value established by the Committee acting in good faith to be reasonable and in compliance with Section 409A of the Code to the extent necessary to exempt an Award from or comply with Section 409A of the Code.

2.21	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.22

“Independent Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an “independent director” under the NYSE rules (or other principal securities market on which Shares are traded).

2.23

“Involuntary Termination” shall have the meaning ascribed to such term in the Award Agreement, or if the term is not defined in the Award Agreement, shall mean the termination of the employment of any Employee which occurs by reason of:

(a)	such Employee’s involuntary dismissal or discharge by the Company or a Subsidiary or Affiliate for reasons other than Cause, or
(b)

such Employee’s voluntary resignation following the initial existence of any of the following conditions: (A) a material diminution in the Employee’s authority, duties or responsibilities, (B) a material diminution in the Employee’s  base salary (including, without limitation, a reduction of base salary by more than 10%), (C) a material change in the geographic location at which the Employee must perform services (including, without limitation, a change in the Employee’s assigned workplace that increases the Employee’s one-way commute by more than 25 miles), provided and only if such diminution or change is effected by the Company without the Employee’s written consent.  No voluntary resignation by the Employee pursuant to part (A), (B) or (C) hereof shall be treated as an Involuntary Termination unless the Employee gives written notice to the Committee advising the Company of such intended resignation (along with the facts and circumstances constituting the condition asserted as the reason for such resignation) within 60 days after the initial existence of such condition and provides the Company a cure period of 30 days following such date that notice is delivered.  If the Committee determines that the asserted condition exists and the Company does not cure such condition within the 30-day cure period, the Employee’s termination of employment or service shall be effective on such 30th day of the cure period.

2.24	“Non-Employee Director” means a Director who is not also an Employee.
2.25	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.26

“Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27	“Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.28

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals include: (a) pre-tax income, after-tax income or adjusted net income; (b) earnings per share (basic or diluted), adjusted earnings per share (basic or diluted); (c) earnings, including one or more of operating income, earnings before or after interest, depreciation, amortization, rent (or restructuring) costs, adjusted EBITDA, adjusted EBITDAR, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment, return on capital, or return on equity; (g) operating expenses; (h) total shareholder return or stock price appreciation; (i) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), or net cash provided by operations; (j) implementation or completion of critical projects or processes; (k) acquisition financing; (l) cumulative earnings per share growth; (m) operating margin or profit margin; (n) containment of Company expenses; (o) expense targets, reductions and savings, productivity and efficiencies; (p) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, employee satisfaction, resident satisfaction, human resources management, supervision of litigation and/or information technology goals, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (q) personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (r) any combination of, or a specified increase or decrease in, any of the foregoing; and (s) any other criteria as determined by the Committee in its sole discretion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index.  As to any Participant or class of Participants, the Performance Criteria may be based upon one or more of such permissible criteria and may be based upon the performance of the Company, on a consolidated basis, the individual Participant or class of Participants, a regional, local or divisional unit of the Company, one or more subsidiaries or other affiliates of the Company or a combination thereof, either on an absolute basis or relative to an index or peer-group.  Performance Criteria may be determined without regard to, or adjusted to reflect, items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods.

2.29

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of an individual.  The Committee, in its discretion, may appropriately adjust or modify the calculation of Performance Goals for such Performance Period (a) in the event of, or in anticipation of, any unusual or infrequently occurring corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30

“Performance Period” means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.31

“Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32

“Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares (or value of Shares in cash), the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee

2.33	“Plan” means this Universal Health Services, Inc. 2020 Omnibus Stock and Incentive Plan, as it may be amended from time to time.
2.34	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions as set forth in the Award Agreement.
2.35	“Restricted Stock Unit” means an Award granted pursuant to Section 8.3 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.36

“Retirement” means, unless otherwise expressly provided in an Award Agreement, a Participant’s termination of employment or service, which is for any reason other than for Cause, after such Participant’s 65th birthday.

2.37	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.38	“Share” means a share of Common Stock.
2.39

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR, as set forth in the applicable Award Agreement.

2.40

“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.  SHARES SUBJECT TO THE PLAN

3.1

Number of Shares.  Subject to Article 10, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 6,100,000 Shares.  All Shares reserved for issuance under the Plan may be (but are not required to be) issued or transferred pursuant to Incentive Stock Options.  Following the Effective Date, no additional awards will be granted under any the Universal Health Services, Inc. Third Amended and Restated 2005 Stock Incentive Plan (the “Prior Plan”); provided, that, all awards granted under the Prior Plan will remain subject to the terms and conditions of, and continue to be governed by, the Prior Plan.

(a)

Share Reserve Counting.  Shares that are subject to Options and SARs shall be counted against the maximum limit set forth in this Section 3.1 as one (1) Share for every one (1) Share subject to such Options and SARs.  Shares that are subject to Awards other than Options or SARs shall be counted against the maximum limit set forth in this Section 3.1 as four (4) Shares for every one (1) Share subject to such Awards.

(b)

Shares Reissuable Under Plan.  To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Any Shares that again become available for the grant of Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share for each Share being added back from Options and SARs and four (4) Shares for each Share being added back from an Award other than Options and SARs.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)

Shares Not Counted Against Share Pool Reserve.  To the extent permitted by applicable law and/or any applicable stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate (“Substitute Awards”) shall not be counted against Shares available for grant pursuant to this Plan.  Additionally, to the extent permitted by applicable law and/or any applicable stock exchange rule in the event that a company acquired by the Company or any company with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for grants of Awards under the Plan and shall not reduce the Shares available for issuance under the Plan, and Shares subject to such Awards (which, for the avoidance of doubt, exclude Substitute Awards) may again become available for Awards under the Plan as provided under Section 3.1(b) above; provided, that, Awards using such available shares (or any Shares that again become available for issuance under the Plan under Section 3.1(b) above): (i) shall not be granted after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; (ii) shall be made only to individuals who were not Employees, Directors or Consultants of the Company or any of its Subsidiaries or Affiliates prior to such acquisition or combination; and (iii) shall otherwise be granted in compliance with applicable stock exchange listing standards.  In addition, the payment of Dividend Equivalents in cash pursuant to any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(d)

Shares Not Reissuable Under Plan.  Notwithstanding the foregoing, the following Shares shall not be added to the Shares authorized for grant under Section 3.1: (i) any Shares tendered by a Participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation related to any Award; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; and (iii) Shares repurchased by the Company on the open market with the proceeds of the exercise price from Options.

3.2	Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

ARTICLE 4.  ELIGIBILITY, PARTICIPATION, MINIMUM VESTING REQUIREMENTS, DIVIDENDS

4.1

Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.  An Eligible Individual who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs under this Plan only if, with respect to the Affiliate, the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code (or any successor provision).

4.2

Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

4.3

Minimum Vesting Requirements.  Except as otherwise provided in this Section 4.3, no portion of any Award may vest before the first anniversary of the date of grant.  Notwithstanding the immediately preceding sentence: (a) the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 3.1 without regard to the minimum vesting period set forth in this Section 4.3; (b) the minimum vesting period set forth in this Section 4.3 shall not apply to Substitute Awards, Awards that may be settled only in cash, Shares delivered in lieu of fully-vested cash obligations, or Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that, the foregoing requirement does not apply to the Committee’s discretion to provide for, in the terms of the Award Agreement or otherwise, accelerated vesting or exercisability of any Award and/or waive any restrictions, conditions or limitations applicable to such Award, including in cases of a Participant’s Retirement, death, Disability or a Change in Control.

4.4

Dividends and Dividend Equivalents.  The Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Common Stock shall earn dividends or Dividend Equivalents; provided, that, notwithstanding anything in the Plan to the contrary, the Committee may not provide for the current payment of dividends or Dividend Equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested.  For any such Award, the Committee may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests.  No dividends or Dividend Equivalents shall be paid on Options or Stock Appreciation Rights.

ARTICLE 5.  STOCK OPTIONS

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a)

Exercise Price.  The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant (other than in the case of Substitute Awards).

(b)

Time and Conditions of Exercise.  Subject to Section 4.3, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)

Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, potentially including the following methods: (i) cash or check, (ii) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee, or (vi) any combination of the foregoing methods of payment.  The Award Agreement will specify the methods of paying the exercise price available to Participants.  The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)	Expiration. Subject to Section 5.1(b) and Section 5.2(b) hereof, an Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii)	Three months after the Participant’s termination of employment or service, except as otherwise provided in clause (iii) below; and
(iii)

One year after the date of the Participant’s termination of employment or service on account of death or Disability.  Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

(e)

Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2

Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees of the Company or of any Subsidiary that qualifies as a “subsidiary corporation” under Section 424(f) of the Code and any applicable regulations promulgated thereunder, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a)

Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b)

Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at an exercise price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c)

Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(d)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e)

Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.  RESTRICTED STOCK AWARDS

6.1

Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2

Purchase Price.  At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock.  To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law).  The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3

Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Further, notwithstanding any provision herein to the contrary, no dividends will be paid on Restricted Stock that has not vested; however, the Committee, in its discretion, may authorize the accrual of Dividend Equivalents on Restricted Stock.

6.4

Forfeiture.  Subject to Section 4.3, except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5

Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

7.1	Grant of Stock Appreciation Rights.
(a)

A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.

(b)

A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2

Grant Price.  The grant price per Share subject to a Stock Appreciation Right shall be determined by the Committee and set forth in the Award Agreement; provided that, the per Share grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant (other than in the case of Substitute Awards).

7.3	Payment and Limitations on Exercise.
(a)

Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)	To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Section 5.1(c) pertaining to Options.

ARTICLE 8.  OTHER TYPES OF AWARDS

8.1

Performance Share Awards.  Any Eligible Individual selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.  The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Share Awards.  Performance Share Awards shall be subject to applicable withholding taxes (as further set forth in Section 14.3).

8.2

Performance Stock Units.  Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalents of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.  On the settlement date, the Company shall, subject to Section 9.5(a) and satisfaction of applicable withholding taxes (as further set forth in Section 14.3), transfer to the Participant one unrestricted, fully transferable Share for each Performance Stock Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Performance Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable withholding taxes (as further set forth in Section 14.3).  The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Stock Units.

8.3

Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  The vesting conditions may be based on the passage of time or the attainment of performance-based conditions.  On the settlement date, the Company shall, subject to Section 9.5(a) hereof and satisfaction of applicable withholding taxes (as further set forth in Section 14.3), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable withholding taxes (as further set forth in Section 14.3).  The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Restricted Stock Units.

8.4

Other Awards.  The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with a Share-related exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other right with the value derived from the value of the Shares.  The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

8.5	Vesting. Subject to Section 4.3, the vesting conditions applicable to an Award granted pursuant to Article 8 shall be set by the Committee in its discretion.

8.6

Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.

8.7

Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

8.8

Exercise upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Awards granted pursuant to this Article 8 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s Retirement, death or Disability, or otherwise.

8.9	Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.
8.10	Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
8.11

Timing of Settlement.  At the time of grant, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8, which shall be no earlier than the vesting date(s) applicable to the relevant Award, or it may be deferred to any later date to the extent and under the terms determined by the Committee, subject to compliance with Section 409A of the Code.  Until an Award granted pursuant to this Article 8 has been settled, the number of Shares subject to the Award shall be subject to adjustment pursuant to Article 10 hereof.

ARTICLE 9.  PROVISIONS APPLICABLE TO AWARDS

9.1

Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2

Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3

Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary or Affiliate.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Non-Employee Directors).  The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.  Notwithstanding anything contrary in this Section 9.3 or Section 9.4 below, no Award may be transferred for value or consideration.

9.4

Beneficiaries.  Notwithstanding Section 9.3 hereof, a Participant may, if permitted by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.).  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5	Stock Certificates; Book Entry Procedures.
(a)

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded.  All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or local securities or other laws, including laws of jurisdictions outside of the United States, and the rules and regulations of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6

Accelerated Vesting and Deferral Limitations.  The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares or payment of cash under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code.

9.7

Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 10.  CHANGES IN CAPITAL STRUCTURE

10.1	Adjustments.
(a)

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof); (b) the number and kind of Shares subject to outstanding Awards and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

(b)

In the event of any transaction or event described in Section 10.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)

To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv)

To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b) hereof:
(i)

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted.  The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)

The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof).

10.2

Change in Control.  Notwithstanding Section 10.1 hereof, if a Change in Control occurs, the parties to the Change in Control may agree that outstanding Awards shall be assumed by, or converted into an award with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof).  In the event that the successor company does not assume or substitute any such outstanding Award, the Award shall be fully vested and, to the extent not exercised prior to the Change in Control, cancelled in exchange for the right to receive an amount equal to the excess, if any, of the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction over the exercise or base price for such Shares.  No consideration will be payable in respect of the cancellation of an Option or SAR with an exercise or base price per share that is equal to or greater than the value of the Change in Control transaction consideration per share.  The Board may in its sole discretion accelerate, in whole or in part, the vesting of any outstanding Award upon the occurrence of a Change in Control, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied and whether or not the Award is otherwise assumed or substituted by the successor company.

10.3

No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 11.  ADMINISTRATION

11.1

Committee.  Except as specified herein or as otherwise determined by the Board, the Plan shall be administered by a Committee consisting of two or more members of the Board.  Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an Independent Director; provided, that, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee.  Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5 hereof.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

11.2

Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)	Designate Participants to receive Awards;
(b)	Determine the type or types of Awards to be granted to each Participant;
(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)

Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)

To suspend or terminate the Plan at any time provided that such suspension or termination does not materially impair rights and obligations under any outstanding Award without written consent of the affected Participant.

(j)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
11.4

Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.5

Delegation of Authority.  To the extent permitted by applicable law, including, without limitation, Section 157(c) of the Delaware General Corporation Law, the Committee may from time to time (i) delegate to a committee of one or more members of the Board or one or more officers of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions, including the authority to grant or amend Awards to Participants, as the Committee may determine, and (ii) delegate to any person or subcommittee (who may, but need not, be members of the Committee) such Plan-related administrative authority and responsibilities as it deems appropriate; provided, however, the Committee may not delegate its authority with respect to non-ministerial actions relating to Awards to Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act or officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 12. PLAN EXPIRATION DATE

The Plan will continue in effect until it is terminated by the Board pursuant to Section 13.1 hereof, except that no Award may be granted under the Plan from and after the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13.  AMENDMENT, MODIFICATION, AND TERMINATION

13.1

Amendment, Modification, and Termination.  Subject to Section 14.15 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 10, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per share exercise price that is higher than the Fair Market Value of a Share.

13.2

Awards Previously Granted.  Except with respect to amendments made or other actions taken pursuant to Section 14.15 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to comply with applicable law, as determined in the sole discretion of the Committee, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 14.  GENERAL PROVISIONS

14.1

No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2

No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

14.3

Withholding.  The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) that the Company or a Subsidiary or Affiliate determines are required to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes.  The Committee may in its discretion and in satisfaction of the foregoing requirement direct the Company to withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld; the number of Shares so withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined.  No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

14.4

No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

14.5

Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

14.6

Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7

Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

14.9

Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10

Fractional Shares.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.11

Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.12

Government and Other Regulations.  The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable.  Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (b) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.  The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant.  The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan.  If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13

Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.  Notwithstanding the foregoing, Section 14.14 is intended to be governed by the Federal Arbitration Act and, as a result, to the fullest extent allowed by the Federal Arbitration Act, state laws governing arbitration provisions that would otherwise apply to Section 14.14 are preempted.

14.14	Arbitration.
(a)

Except as otherwise specially provided in this Plan or an Award Agreement, any and all disputes, controversies or claims arising out of, relating to or in connection with this Plan, any Award Agreement, or any Award made hereunder, shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”).  Either party may initiate arbitration by notice to the other party (a “Request for Arbitration”).  The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Section 14.14.  The place of the arbitration shall be Philadelphia, Pennsylvania.  The arbitration shall be conducted by a single arbitrator appointed by the Participant from a list of at least five (5) individuals who are independent and qualified to serve as an arbitrator submitted by the Company within fifteen (15) days after delivery of the Request for Arbitration.  The Participant will make his or her appointment within ten (10) days after he or she receives the list of qualified individuals from the Company.  In the event the Company fails to send a list of at least five (5) qualified individuals to serve as arbitrator to the Participant within such fifteen-day time period, then the Participant shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration.  In the event the Participant fails to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after his or her receipt of such list from the Company, the Company shall appoint one of the individuals from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period.  Any individual will be qualified to serve as an arbitrator if he or she is an individual who has no material business relationship, directly or indirectly, with any of the parties to the action and who has at least ten (10) years of experience in the practice of law with experience in executive compensation matters.  The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion.  The parties may agree in writing to extend the time limits specified in the foregoing sentence.

(b)

The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without giving effect to the principles of conflicts of law, and will be without power to apply any different substantive law.  The arbitrator will render an award and a written opinion in support thereof.  Such award shall include payment by the non-prevailing party to the prevailing party of the prevailing party’s costs related to the arbitration and reasonable attorneys’ fees and expenses.  The arbitrator shall have full authority to resolve all issues in dispute, including the arbitrator’s own jurisdiction, whether any dispute must be arbitrated under this Section 14.14, whether this Section 14.14 is void or voidable, and to award compensatory remedies and other remedies permitted by law.  The arbitrator also has the authority to grant provisional remedies, including, without limitation, injunctive relief, and to award specific performance.  The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law.  The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court.  The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including, without limitation, the courts of Montgomery County, Pennsylvania.  The Company and each Participant under this Plan irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the Commonwealth of Pennsylvania and the United States sitting in Philadelphia, Pennsylvania in connection with any such proceeding, and waives any objection based on forum non conveniens.  THE COMPANY AND EACH PARTICIPANT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 14.14(a) OF THIS PLAN.

(c)

The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including, without limitation, professional societies and organizations; provided, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award.  The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

14.15

Section 409A.  Except as provided in Section 14.16 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective.  Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

14.16

No Representations or Covenants with respect to Tax Qualification.  Although the Company may endeavor to (a) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.15 hereof, notwithstanding.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.  Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14.17

Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws.  In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate in view of Applicable Laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

14.18

Provisions for Foreign Participants.  The Committee may modify Awards granted to Participants who are foreign nationals or employed outside of the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

* * * *

UNIVERSAL HEALTH SERVICES, INC. Directors For The Annual Meeting Of Stockholders To Be Held On May 20, 2020   Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on March 24, 2020 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 20, 2020, virtually via live audio webcast available at www.meetingcenter.io/266493346, and at any adjournment thereof. To participate at the Annual Meeting online, please visit www.meetingcenter.io/266493346 and use the password: UHS2020. Any and all proxies heretofore given are hereby revoked.   Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2020. The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/uhs    THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK   ☐                                                                                                                                                                                                                    ACCOUNT NUMBER       CLASS A COMMON                                                   CLASS C COMMON

The Board of Directors recommends a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2, 3, and 4.    The Election of Alan B. Miller   ☐  For                   ☐  Withhold Authority              Proposal to approve the Company’s 2020 Omnibus Stock and Incentive Plan. ☐  For                   ☐  Against            ☐  Abstain          Advisory (nonbinding) vote to approve named executive officer compensation.   ☐  For                   ☐  Against            ☐  Abstain           To ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.   ☐  For                   ☐  Against            ☐  Abstain

Discretionary authority is hereby granted with respect to such  other matters as may properly come before the meeting.   DATED:                                                                                                   SIGNATURE:                                                                                                                                    SIGNATURE:                                                                                          IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.   The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALAN B. MILLER AS DIRECTOR, FOR THE APPROVAL OF THE COMPANY’S 2020 OMNIBUS STOCK AND INCENTIVE PLAN, FOR THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Universal Health Services, Inc.     Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.   Your vote matters – here’s how to vote!   You may vote online or by phone instead of mailing this card.   Online Go to www.envisionreports.com/UHS or scan the QR code — login details are located in the shaded bar below.    Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada   Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/UHS   Annual Meeting Proxy Card     • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1, and FOR Proposals 2, 3, and 4. A 1. Nominee: +  01. Election of Director: For Withhold 01 - Lawrence S. Gibbs    For Against Abstain For Against Abstain   2. Proposal to approve the Company’s 2020 Omnibus Stock and 3. Advisory (nonbinding) vote to approve named executive Incentive Plan   officer compensation.   4. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4.   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.     1UPX +    037FVF

The 2020 Annual Meeting of Stockholders of Universal Health Services, Inc.    will be held on May 20, 2020, at 10:00 a.m. EDT virtually via live webcast at www.meetingcenter.io/266493346    To access the virtual meeting, you will need the 15-digit control number that is printed in the shaded bar located on the reverse side of this form.    The password for the meeting is UHS2020.    Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2020: The Proxy Statement and Annual Report to Stockholders are available at http://www.envisionreports.com/UHS     Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/UHS     • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proxy — UNIVERSAL HEALTH SERVICES, INC.   +    UNIVERSAL HEALTH SERVICES, INC. This Proxy Solicited By The Board Of Directors For The Annual Meeting Of Stockholders To Be Held On May 20, 2020    Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on March 24, 2020 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 20, 2020, virtually via live audio webcast available at www.meetingcenter.io/266493346, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.    THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.    Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below.   Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.